                                  $250,000,000

                         RECEIVABLES PURCHASE AGREEMENT

                             Dated as of May 2, 2000

                                      among

                              MCII FUNDING II, INC.

                                  as the Seller

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE

                                as the Purchaser

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE

                           as the Administrative Agent

                                       and

                                 BUSLEASE, INC.

                                 as the Servicer

                                       and

                             BNY ASSET SOLUTIONS LLC

                             as the Backup Servicer

                                TABLE OF CONTENTS

                                                                                             Page
ARTICLE I. DEFINITIONS.........................................................................1
     Section 1.01          Certain Defined Terms...............................................1
     Section 1.02          Other Terms........................................................30

ARTICLE II. AMOUNTS AND TERMS OF THE PURCHASES................................................30
     Section 2.01          Purchase Facility..................................................30
     Section 2.02          Making Purchases...................................................30
     Section 2.03          Settlement Procedures..............................................31
     Section 2.04          Fees...............................................................36
     Section 2.05          Payments and Computations, Etc.....................................36
     Section 2.06          Cash Collateral Account............................................36
     Section 2.07          Blocked Accounts...................................................37

ARTICLE III. CONDITIONS OF PURCHASES..........................................................38
     Section 3.01          Conditions Precedent to Initial Purchase...........................38
     Section 3.02          Conditions Precedent to All Purchases..............................40

ARTICLE IV. REPRESENTATIONS AND WARRANTIES....................................................43
     Section 4.01          Representations and Warranties of the Seller.......................43
     Section 4.02          Representations and Warranties of the Servicer.....................48
     Section 4.03          Representations and Warranties of the Backup Servicer..............50

ARTICLE V. COVENANTS..........................................................................51
     Section 5.01          Covenants of the Seller............................................51
     Section 5.02          Covenants of the Servicer..........................................56
     Section 5.03          Negative Covenants of the Seller...................................59
     Section 5.04          Negative Covenants of the Servicer.................................61
     Section 5.05          Reporting Covenants of the Seller and the Servicer.................62

ARTICLE VI. ADMINISTRATION AND COLLECTION.....................................................64
     Section 6.01          Retention and Termination of Servicer..............................64
     Section 6.02          Duties of the Servicer.............................................66
     Section 6.03          Rights of the Administrative Agent.................................68
     Section 6.04          Responsibilities of the Servicer...................................69
     Section 6.05          Further Actions Evidencing Purchases...............................69
     Section 6.06          Servicer Fee.......................................................70
     Section 6.07          Claims Under Policy................................................70
     Section 6.08          Preference Claims..................................................71
     Section 6.09          Surrender of Policy................................................71

ARTICLE VII. SERVICER TERMINATION EVENTS......................................................71
     Section 7.01          Servicer Termination Events........................................71


                                       i

ARTICLE VIII. INDEMNIFICATION.................................................................75
     Section 8.01          Indemnities by the Seller..........................................75
     Section 8.02          Indemnities by the Servicer........................................77
     Section 8.03          Indemnification Due to Failure to Consummate Purchase..............78
     Section 8.04          Purchase Discount Protection.......................................78
     Section 8.05          Notices............................................................80

ARTICLE IX. THE ADMINISTRATIVE AGENT..........................................................80
     Section 9.01          Appointment of Administrative Agent................................80
     Section 9.02          Replacement of Administrative Agent................................80

ARTICLE X. MISCELLANEOUS......................................................................80
     Section 10.01         Amendments, Etc....................................................80
     Section 10.02         Notices, Etc.......................................................80
     Section 10.03         Costs, Expenses....................................................80
     Section 10.04         Payments Net of Taxes..............................................81
     Section 10.05         No Waiver; Remedies................................................81
     Section 10.06         Assignment, Successors and Assigns.................................81
     Section 10.07         Construction of the Agreement......................................82
     Section 10.08         No Proceedings.....................................................82
     Section 10.09         Confidentiality....................................................82
     Section 10.10         No Recourse........................................................83
     Section 10.11         Governing Law; Execution in Counterparts...........................83
     Section 10.12         Submission to Jurisdiction; Appointment of Agent to Accept
                               Service of Process.............................................83
     Section 10.13         Third Party Beneficiary Rights.....................................83
     Section 10.14         No Claims..........................................................83
     Section 10.15         Waiver of Set-off..................................................84
     Section 10.16         LIBO Funding Illegal...............................................84
     Section 10.17         LIBO Deposits Unavailable..........................................84

                                    EXHIBITS

EXHIBIT A     -     Form of Monthly Report

EXHIBIT B     -     Form of Officer's Certificate

EXHIBIT C     -     Form of Termination Notice

EXHIBIT D     -     Form of Consent

EXHIBIT E     -     Form of Performance Indemnity - Servicer

EXHIBIT F     -     Form of Performance Indemnity - Transferors

EXHIBIT G     -     Form of Vehicle Loan

EXHIBIT H     -     Form of Vehicle Lease

EXHIBIT I     -     Form of Lockbox Agreement

EXHIBIT J     -     Form of Conditions Precedent Certificate

                                    SCHEDULES

Schedule 1.01(a)  -  Preclosing Consolidated EBITDA

Schedule 1.01(b)  -  Cash Management Systems

Schedule 1.01(c)  -  Credit and Collection Policy

Schedule 1.01(e)  -  Stated Term of Eligible Receivables

Schedule 1.01(s)  -  Special Concentration Limits

Schedule 1.01(t)  -  Transferors

Schedule 4.01(v)  -  Lockbox Accounts

                  RECEIVABLES PURCHASE AGREEMENT dated as of May 2, 2000 (as amended, restated, supplemented or otherwise modified from time to time and in effect, this "AGREEMENT") among MCII FUNDING II, INC., a Delaware corporation, as seller (together with its permitted successors and assigns in such capacity, the "SELLER"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC") (together with its permitted successors and assigns in such capacity, the "PURCHASER"), CIBC, as agent for the Purchaser (the "ADMINISTRATIVE AGENT"), BUSLEASE, INC. ("BUSLEASE"), as servicer (together with its permitted successors and assigns in such capacity, the "SERVICER"), and BNY ASSET SOLUTIONS LLC (the "BACKUP SERVICER"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

                                   ARTICLE I.
                                   DEFINITIONS

                  Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADMINISTRATIVE AGENT" has the meaning set forth in the recital to this Agreement.

                  "ADVERSE CLAIM" means, in respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, preference, right to priority payment, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

                  "AFFECTED PARTY" means the Purchaser, the Administrative Agent, the Transaction L/C Issuer, the Custodian, FSA and each Affiliate of the foregoing Persons.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "AGREEMENT" has the meaning set forth in the recital hereto.

                  "ALTERNATE BASE RATE" means a fluctuating rate of interest per annum equal to the higher of:

         (a) the rate of interest most recently announced by the Administrative Agent as its base rate; and

         (b)    the Overnight Funds Rate, plus [**]% per annum.

                  The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the Purchaser Discount, to the extent computed by reference to the Alternate Base Rate, shall take effect simultaneously with each change in the Alternate Base Rate. The

Administrative Agent shall give notice promptly to the Seller of changes in the Alternate Base Rate.

                  "AVAILABLE L/C AMOUNT" means, with respect to any Transaction Letter of Credit, the meaning ascribed to such term in such Transaction Letter of Credit MINUS the portion of the Available L/C Amount, if any, allocated to the "Required Credit Enhancement" (as defined in the Primary Purchase Agreement) under the Primary Purchase Agreement.

                  "BACKUP SERVICER" means BNY Asset Solutions LLC, and its permitted successors and permitted assigns.

                  "BACKUP SERVICER FEE" has the meaning set forth in the Backup Servicing Agreement.

                  "BACKUP SERVICING AGREEMENT" means that certain Backup Servicing Agreement dated as of May 2, 2000 among the Seller, the Administrative Agent, the Servicer and the Backup Servicer, as the same shall be amended, modified or supplemented and in effect from time to time.

                  "BALLOON PAYMENT" means, with respect to any Receivable, a final Scheduled Contract Payment which, pursuant to the related Contract, equals an amount which is greater than other Scheduled Contract Payments (including, without limitation, payments in respect of purchase options under any Finance Leases) with respect thereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

                  "BASE RATE" means, for any day, the rate of interest publicly announced from time to time by the [***] as its base rate, each change in such rate to take effect at the opening of business on the date specified in the public announcement of such change.

                  "BLOCKED ACCOUNTS" means the accounts described in Section
2.07.

                  "BLOCKED ACCOUNT BANK" means any Eligible Institution at which a Blocked Account is kept.

                  "BUSINESS DAY" means (i) any day on which banks are not authorized or required to close in New York, New York and (ii) in connection with any determination to be made with respect to LIBOR, a London Banking Day.

                  "BUSLEASE" has the meaning set forth in the recital to this Agreement.

                  "CAPITAL EXPENDITURES" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH COLLATERAL ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 2.06.

                  "CASH COLLATERAL ACCOUNT REQUIREMENT" means, as of any time of determination, (a) prior to the date of termination of this Agreement in accordance with Section 2.01(b), the occurrence of a Servicer Termination Event or an Insurance Agreement Event of Default (unless such Servicer Termination Event or Insurance Agreement Event of Default has been waived by the Controlling Party), the greater of (i) the greater of (a) [**]% of the Investment at such time of determination and (b) $[***] and (ii) an amount equal to the Required Credit Enhancement at such time of determination MINUS the Available L/C Amount at such time of determination of all Transaction Letters of Credit, and (b) on or after the date of termination of this Agreement in accordance with Section 2.01(b), the occurrence of a Servicer Termination Event or an Insurance Agreement Event of Default (unless such Servicer Termination Event or Insurance Agreement Event of Default has been waived by the Controlling Party), the greater of (i) an amount equal to the Required Credit Enhancement on the day immediately preceding such date of termination or occurrence of such Servicer Termination Event or Insurance Agreement Event of Default, MINUS the aggregate Available L/C Amount on such day of determination of all Transaction Letters of Credit, and (ii) the greater of (A) the lesser of (1) [**]% of the Investment at such time of determination and (2) of the Investment at such time of determination and (B) $[***].

                  "CASH MANAGEMENT SYSTEMS" means the cash management systems relating to Receivables in effect on the date hereof, set forth on SCHEDULE 1.01(b) hereto

                  "CERTIFICATE OF TITLE" means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

                  "CHARGES" means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Receivables, the related Contracts or the related Vehicles or any other property of the Seller or any Transferor and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Seller or any Transferor.

                  "CIBC" has the meaning set forth in the recital to this Agreement.

                  "CLOSING DATE" means the date on which all of the conditions set forth in SECTION 3.01 are satisfied or waived by the Purchaser.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLECTIONS" mean, with respect to any Purchased Receivable, all cash collections and other proceeds of such Receivable (including fees and interest arising thereon, and all Recoveries with respect thereto).

                  "COMMITMENT FEE" has the meaning set forth in the SPARC Fee Letter.

                  "CONSENT" means the consent and acknowledgment, substantially in the form of EXHIBIT D hereto, by each Transferor in favor of the Purchaser, the Primary Purchaser, the Administrative Agent and FSA.

                  "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary losses, non-recurring cumulative effects of accounting changes (to the extent reflected as a charge in the statement of such Consolidated Net Income) and, without duplication, non-recurring or unusual losses and all restructuring charges (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period) and (g) any non-cash charges attributable to applying the purchase method of accounting in accordance with GAAP, and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary gains, non-recurring cumulative effects of accounting changes (to the extent included as an addition to such Consolidated Net Income for such period) and, without duplication, non-recurring or unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income (other than any non-cash item which represents a reversal of an accrual or reserve initially recorded in anticipation of a cash disbursement to be made in a future period), all as determined on a consolidated basis and (d) the corporate overhead expenses of MCII Holdings, Inc. paid by any Subsidiary thereof to MCII Holdings, Inc. in the form of a dividend.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by Motor Coach and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period; PROVIDED, that the Seller shall have the option at one time during the term of this Agreement to elect that during the Measurement Period Consolidated EBITDA for purposes calculating the Consolidated Fixed Charge Coverage Ratio be computed in accordance with the Covenant Smoothing Method.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and
(b) scheduled payments made during such period on account of principal of Indebtedness of Motor Coach or any of its Subsidiaries.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Motor Coach and its Subsidiaries for such period with respect to all outstanding Indebtedness of Motor Coach and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP), MINUS net payments received during such period under Interest Rate Protection Agreements and minus interest income.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of Motor Coach and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Motor Coach or is merged into or consolidated with Motor Coach or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Motor Coach) in which Motor Coach or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Motor Coach or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Motor Coach to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Related Document) or Requirement of Law applicable to such Subsidiary.

                  "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as at the last day of any period, the ratio of (a) the difference between (i) (x) Consolidated Total Debt on such day (other than the aggregate principal amount of Revolving Extensions of Credit (as such term is defined in the Credit Agreement) outstanding on such day) plus (y) the average daily principal amount of the Revolving Extensions of Credit outstanding during the period of four fiscal quarters ending on such day and (ii) the aggregate then outstanding principal amount of Subordinated Indebtedness (as such term is defined in the Credit Agreement) to (b) Consolidated EBITDA for such period; PROVIDED, that the Seller shall have the option at one time during the term of this Agreement to elect that during the Measurement Period Consolidated EBITDA for purposes of calculating the Consolidated Senior Leverage Ratio be computed in accordance with the Covenant Smoothing Method.

                  "CONSOLIDATED TOTAL DEBT" means, at any date, the aggregate principal amount of all Indebtedness of Motor Coach and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP (other than Indebtedness in respect of letters of credit backing obligations which do not constitute Indebtedness).

                  "CONTRACT" means either a Vehicle Lease or a Vehicle Loan.

                  "CONTRACT FILE" means, with respect to each Contract, the following documents:

                                    (a) The executed original of each Contract
                  (which Contract shall contain, among other things, the name of the related Obligor, the contract number, the amount of the related loan and the identification number of the related Vehicle);

                                    (b) Evidence of insurance and any other
                  documents evidencing or related to any insurance policy maintained by the related Obligor pursuant to the Contract that covers physical damage to the related Vehicle, together with an endorsement showing the Seller as loss payee, which interest as loss payee has been assigned to the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, PROVIDED, HOWEVER that with respect to the initial Purchase hereunder, such endorsement shall be delivered to the Custodian within forty five (45) days of the date of such initial Purchase;

                                    (c) either:

                                                     (i) the original related
                                    Certificate of Title, indicating sole
                                    ownership thereof by the Seller (if a Leased
                                    Vehicle) or the applicable Obligor (if a Financed Vehicle) and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder; or

                                                     (ii) if (1) the Certificate
                                    of Title with respect to the related Vehicle does not indicate sole ownership thereof by the Seller (if a Leased Vehicle) or the applicable Obligor (if a Financed Vehicle) and/or the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder, (2) such Certificate of Title is not issued by the appropriate office in the jurisdiction in which such Vehicle is or is to be titled, or (3) such Certificate of Title must be amended for any other reason, (i) a copy of the related Certificate of Title, the original of which has been sent by the Servicer, together with an application for a new, a duplicate or an amended Certificate of Title indicating sole ownership of the related Vehicle by the applicable Obligor and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder, to the appropriate office in the jurisdiction in which such Vehicle is or is to be titled, and (ii) a copy of such application for a new, a duplicate or an amended Certificate of Title;

                                                     (iii) if a Certificate of
                                    Title has not previously been issued with respect to the related Vehicle, (1) a copy of the manufacturer's statement of origin with respect to such Vehicle, the original of which has been sent by the Servicer, together with an application for a new Certificate of Title indicating sole ownership thereof by the applicable Obligor and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder, to the appropriate office in the jurisdiction in which such Vehicle is to be titled, and
                                    (2) a copy of such application for a new
                                    Certificate of Title;

                                    (d) A copy of the invoice or bill of sale
                  concerning the related Vehicle;

                                    (e) Copies of any UCC financing statements
                  filed by the Seller or the Servicer against the Obligor with respect to the related Vehicle; and

                                    (f) copies of any amendments, UCC filings
                  or other documents executed in connection with a Permitted Restructuring.

                  "CONTRACT PAYMENT" means each periodic installment payable by an Obligor under a Contract for rent, principal and/or interest, excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROLLING PARTY" means FSA, so long as no FSA Default shall have occurred and be continuing, and in the event an FSA Default shall have occurred and be continuing, the Administrative Agent, PROVIDED, HOWEVER, that the Administrative Agent shall be the Controlling Party after all amounts due to FSA have been paid and the Policy has expired in accordance with its terms.

                  "COVENANT SMOOTHING DATE" means the date selected by the Seller as the date on which Consolidated EBITDA shall begin, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the Consolidated Senior Leverage Ratio, to be computed in accordance with the Covenant Smoothing Method.

                  "COVENANT SMOOTHING METHOD" means, at any date of measurement of the Consolidated Senior Leverage Ratio or the Consolidated Fixed Charge Coverage Ratio, the average of Consolidated EBITDA for each of the consecutive non-overlapping four-fiscal quarter periods ended during the Reference Period, with Consolidated EBITDA for any fiscal quarters ending prior to the Closing Date being the amounts set forth on SCHEDULE 1.01(a).

                  "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of June 16, 1999, as amended, among MCII Holdings, Inc., Motor Coach, the several lenders party thereto, The Bank of Nova Scotia, General Electric Capital Corporation and CIBC, as the same shall be further amended, modified or supplemented and in effect from time to time.

                                     [***]

                  "CUSTODIAL AGREEMENT" means the Custodial Agreement, dated as of the date hereof, among the Seller, the Administrative Agent and the Custodian, and any similar agreement among the Seller, the Administrative Agent, and any successor Custodian, as the same shall be amended, modified or supplemented and in effect from time to time.

                  "CUSTODIAN" means, initially, The Bank of New York, and includes any successor thereto.

                  "DEFAULTED AMOUNT" means (a) with respect to a Defaulted Receivable described in clause (i), (ii) or (iii) of the definition thereof, an amount equal to the Outstanding Balance of such Defaulted Receivable, or (b) with respect to a Defaulted Receivable described in clause (iv) of the definition thereof, an amount equal to the amount which has been or should be written off.

                  "DEFAULTED RECEIVABLE" means a Receivable:

                                    (a) as to which the related Vehicle has been
                  repossessed;

                                    (b) as to which any Scheduled Contract
                  Payment or part thereof is unpaid more than 200 days from its original due date and the related Vehicle has not been repossessed;

                                    (c) as to which the Obligor thereof has
                  taken any action as to itself, or suffered any event to occur as to itself, of the type described in SECTION 7.01(f) or (g) of this Agreement; or

                                    (d) any Receivable not described in clauses
                  (i) or (ii) above, which, consistent with the Credit and Collection Policy, has been or should be written off the Seller's books as uncollectible.

                  "DELINQUENCY RATIO" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the average Outstanding Balance of all Purchased Receivables which were Delinquent Receivables at the end of the calendar month preceding the month in which such date of determination occurs and the three most recently completed calendar months preceding such date, and the denominator of which is the average aggregate Outstanding Balance of all Purchased Receivables as of the end of such calendar months.

                  "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and as to which any Scheduled Contract Payment or part thereof, is unpaid more than 60 days from its original due date.

                  "ELIGIBLE CONTRACT" means a Contract satisfying the following criteria:

                  (a) which Contract constitutes either (i) a Vehicle Loan substantially in the form of EXHIBIT G or (ii) a Vehicle Lease substantially in the form of EXHIBIT H; provided, however, that a Vehicle Lease shall only be an Eligible Contract with respect to the initial Purchase hereunder;

                  (b) which Contract requires the Obligor to maintain insurance against loss or damage to the Vehicles related thereto in the amounts required under the Credit and Collection Policy and to maintain liability insurance in an amount not less than that required under applicable regulations of the I.C.C. or any other Governmental Authority under insurance policies which name the Seller as loss payee (either directly or by transfer of a Transferor's interest as loss payee under the applicable Transfer Agreement) which interest as loss payee has been assigned to the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA;

                  (c) which Contract requires the related Obligor to assume all risk of loss or malfunction of the Vehicles subject thereto and to continue making payments thereunder notwithstanding any defective or malfunctioning Vehicles or any casualty loss with respect thereto;

                  (d) which Contract requires the Obligor to be liable for the payment of all sales, use, property and other similar taxes imposed on or with respect to the related Vehicles;

                  (e) which Contract contains a "hell or high water" clause in favor of the related Transferor under which the Obligor cannot abate any Contract Payments owed to such Transferor on account of any setoff, counterclaim or other defense as against the Manufacturer or for any other reason (except, in the case of a Vehicle Lease, disturbance of such Obligor's quiet enjoyment by such Transferor or any permitted assignee);

                  (f) which does not constitute a "consumer lease" under the UCC of any applicable jurisdiction;

                  (g) which, in the case of a Vehicle Lease, does not permit the related Obligor to cancel such Vehicle Lease;

                  (h) which, in the case of a Vehicle Lease with a fixed rate of interest, has Scheduled Contract Payments which do not vary, except for any Balloon Payments;

                  (i) which, in the case of a Vehicle Lease, the related Contract does not permit the related Obligor to sublease the Vehicle subject thereto to any Person without the written consent of the Servicer and requires such Obligor to maintain such Vehicle in reasonably good condition and working order;

                  (j) which, in the case of a Vehicle Lease, does not permit early termination by the related Obligor except upon (i) continued payments of Scheduled Contract Payments pending the remarketing, re-leasing or resale of the related Vehicles and (ii) payment of a make-whole premium sufficient to pay in full the Outstanding Balance of the Receivables arising thereunder less the amounts realized by the related Transferor or the Servicer upon the remarketing, release or resale of the related Vehicle or Vehicles;

                  (k) which, in the case of a Contract with a Balloon Payment purchased after the initial Purchase, such Balloon Payment is not greater than [**]% of the initial Outstanding Balance of such Contract;

                  (l) which, in the case of a Contract with a Balloon Payment, has a maturity date not exceeding eighty-five (85) months from the date of such Contract; and

                  (m) which, in the case of a Contract with a floating or variable interest rate, has the same current base rate as set forth in such Contract, based on the Prime Rate, and the same interest rate reset date as each of the other Contracts with a floating or variable interest rate.

                  "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), having corporate trust powers and acting as trustee or depository for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of S&P and Moody's in one of its generic rating categories which signifies investment grade (and if neither S&P nor Moody's rates securities of such depository institution, then so long as such depository institution is otherwise acceptable to the Controlling Party).

                  "ELIGIBLE INSTITUTION" means a commercial bank, depositary institution or trust company or Affiliate of any of the foregoing which has a short-term indebtedness rating from S&P and Moody's of not lower than A-1 and P-1, respectively.

                  "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Settlement Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1;

                  (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1;

                  (d) investments in money market funds (including funds for which the Administrative Agent in its individual capacities or any of its respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and having been approved by the Controlling Party.

                  (e) banker's acceptances issued by any depository institution or trust company referred to in clause (b) above; and

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and any other investment which has been approved by the Controlling Party.

                  "ELIGIBLE RECEIVABLE" means, as of the date of Purchase thereof, a Receivable:

                  (a) which is not a liability of an Excluded Obligor or an Obligor which has had any Defaulted Receivables in the twelve month period immediately preceding such date of Purchase;

                  (b) which is not a liability of an Obligor (i) organized under the laws of any jurisdiction outside of the United States of America or (ii) having its principal place of business outside of the United States of America;

                  (c) which is only denominated and payable in Dollars in the United States of America;

                  (d) which, immediately prior to any Purchase, is both legally and beneficially owned by the Seller free and clear of all rights, claims, Liens or other interests of any other Person and is not subject to dispute, any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise;

                  (e) which arose under an Eligible Contract which was originated by a Transferor in the ordinary course of its business and sold to the Seller under a Transfer Agreement and which represents a bona fide indebtedness of the Obligor incurred in connection with the purchase and/or leasing of a Vehicle by such Obligor;

                  (f) (i) as to which no Scheduled Contract Payment or part thereof is unpaid for more than 120 days, with respect to the initial Purchase, and 30 days with respect to all subsequent Purchases, past its original due date or (ii) which is not a Defaulted Receivable, and (iii) which, if it was previously so delinquent or a Defaulted Receivable, has been current in payment for at least six months since the date such Receivable was no longer delinquent or defaulted;

                  (g) which does not arise from a transaction for which any additional performance by the related Transferor or the Seller, or acceptance by or other act of the Obligor thereunder, remains to be performed as a condition to any payments on such Receivable;

                  (h) as to which representations and warranties set forth in
Article IV of the related Transfer Agreement are true and correct in all respects as of the date of the sale of such Receivable under such Transfer Agreement;

                  (i) as to which the Contract related thereto is not the subject of any right of offset or counterclaim;

                  (j) the Vehicle relating to which is an Eligible Vehicle which has been delivered to and accepted by the applicable Obligor;

                  (k) which was originated in accordance with, and satisfies in all material respects all applicable requirements of, the Credit and Collection Policy;

                  (l) which represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and general equitable principles, whether applied in a proceeding at law or in equity;

                  (m) which is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded, modified or otherwise restructured, and is otherwise not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification except for a Permitted Restructuring;

                  (n) which has a stated term which satisfies the terms set forth in SCHEDULE 1.01(e) hereto;

                  (o) which does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that could reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Receivable;

                  (p) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) seeking payment of such Receivable or payment and performance of such Contract or (iii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                  (q) with respect to which the Obligor thereunder is not: (i) bankrupt, (ii) to the knowledge of the Seller, the Servicer or any Transferor, after due inquiry, unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding;

                  (r) the related Contract for which constitutes "chattel paper" within the meaning of the UCC (i) as enacted in the jurisdiction in which the Seller is located and where the

Custodian takes possession thereof and (ii) in the case of a Receivable acquired under a Transfer Agreement, also as enacted in the jurisdiction in which the applicable Transferor is located and, in each such case, there is only one original copy of the Contract (including any note or instrument) evidencing such Receivable in existence, which original has been stamped with the notation "original copy" and delivered to the Custodian as contemplated under the Custodial Agreement;

                  (s) with respect to which the Obligor thereunder has been instructed to make payment of its obligations thereunder solely and directly to a Lockbox Account.

                  (t) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

                  (u) which, together with the related Contract, is not subject to any provision prohibiting or otherwise restricting the assignment or transfer thereof, or the granting of a security interest therein;

                  (v) which, in the case of a Lease Receivable, arises under a Vehicle Lease no portion of which has been rejected or terminated prior to the original term of such Contract, and is not subject to rejection, early termination except as permitted in clause (j) of the definition of Eligible Contract or non-assumption;

                  (w) which arises under a Contract that requires Scheduled Contract Payments to be made on a regular monthly basis, PROVIDED that Receivables arising under Contracts which by their express terms allow no more than three monthly payments to be missed in any twelve-month period shall be Eligible Receivables;

                  (x) with respect to which, except with respect to a Receivable purchased as part of the initial Purchase if the related Contract File is in the possession of General Electric Capital Corporation or any agent thereof, such Contract File has been delivered to the Custodian as contemplated under the Custodial Agreement, and with respect to a Receivable purchased as part of the initial Purchase if the related Contract File is in the possession of General Electric Capital Corporation or any agent thereof, such Contract File will be delivered to the Custodian one Business Day after such Purchase;

                  (y) which is covered by (i) a commercial crime policy protecting the Servicer against losses, including, without limitation, forgery, theft, embezzlement and fraud, by all officers, employees, or other Persons acting in any capacity with regard to the Contracts, the Receivables and the handling of any funds, money, documents and papers relating thereto and (ii) errors and omissions coverage from responsible companies (with a rating of A or better from Best's Rating Service) on all directors and officers acting in any capacity with regard to the Contracts, the Receivables and the handling of any funds, money, documents and papers relating thereto;

                  (z) in respect of which Receivable, the Administrative Agent, for the benefit of the Purchaser and FSA, has a valid and perfected first priority security interest, free and clear of all Liens in favor of any other Person;

                  (aa) which is subject to a UCC filing against the applicable Obligor at its principal place of business and any other applicable jurisdictions;

                  (bb) which, together with the related Contract, does not provide for recourse to any member of the MCII Group for the payment or performance of any obligation of the applicable Obligor.

                  "ELIGIBLE VEHICLE" means, as of any date of determination, a
Vehicle:

                  (a) which, in the case of a Leased Vehicle, is owned by the Seller free and clear of all Liens and rights of any other Person except the Liens in favor of the Administrative Agent and the rights of the applicable Obligor;

                  (b) either:

                                    (i) the original related Certificate of
                  Title, indicating sole ownership thereof by the Seller (if a Leased Vehicle) or the applicable Obligor (if a Financed Vehicle) and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder has been delivered to the Custodian, and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, has acquired a perfected, first priority and valid Lien in such Vehicle;

                                    (ii) if (1) the Certificate of Title with
                  respect to the related Vehicle does not indicate sole ownership thereof by the Seller (if a Leased Vehicle) or the applicable Obligor (if a Financed Vehicle) and/or the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder, (2) such Certificate of Title is not issued by the appropriate office in the jurisdiction in which such Vehicle is or is to be titled or (3) such Certificate of Title is to be amended for any other reason, as to which the related original Certificate of Title has been sent by the Servicer, together with an application for a new, a duplicate or an amended Certificate of Title indicating sole ownership of the related Vehicle by the applicable Obligor and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder, to such appropriate office; or

                                    (iii) if a Certificate of Title has not
                  previously been issued with respect to such Vehicle, as to which the original manufacturer's statement of origin with respect to such Vehicle has been sent by the Servicer, together with an application for a new Certificate of Title indicating sole ownership thereof by the applicable Obligor and the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder, to the appropriate office in the jurisdiction in which such Vehicle is to be titled;

                  (c) as to which all of the representations or warranties pertaining to Vehicles set forth in this Agreement or any other Related Document (including any Transfer Agreement to the extent applicable) are true and accurate;

                  (d) which is covered by insurance as required under this Agreement;

                  (e) which is a model that has been certified by the manufacturer thereof and any applicable Governmental Authority and any applicable state agencies as roadworthy and which model otherwise complies with all legal requirements for the use of such Vehicle for which it is intended in the transportation industry;

                  (f) which is subject to an existing Eligible Contract the Receivables arising under which are Eligible Receivables;

                  (g) which has not been attached, seized, levied upon or subjected to a writ or distress warrant, nor come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Seller, BusLease, any Transferor, Motor Coach or any Subsidiary or Affiliate of any of the foregoing; and

                  (h) which is located in and titled under the laws of the United States.

                  "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.; the Solid Waste Disposal Act (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) ET SEQ.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means, with respect to the Seller or Motor Coach, any trade or business (whether or not incorporated), which, together with the Seller or Motor Coach, is treated as a single employer within the meaning of SECTIONS 414(b), (c), (m) or (o) of the IRC.

                  "ESOP" means a Plan that is intended to satisfy the requirements of SECTION 4975(e)(7) of the IRC.

                  "EXCESS COLLECTIONS" has the meaning specified in Section 2.03(c)(ii).

                  "EXCLUDED OBLIGOR" means any Obligor (a) that is an Affiliate of the Seller, (b) that is a Governmental Authority or (c) which has been otherwise reasonably designated, upon (30) days' prior written notice by the Administrative Agent and FSA to the Seller, as an Obligor which shall be an Excluded Obligor.

                  "FACILITY TERMINATION DATE" has the meaning specified in
Section 2.01(b).

                  "FINAL MATURITY DATE" means (i) with respect to each Purchased Receivable which is not a Defaulted Receivable, 60 days after the date of the final Scheduled Contract Payment of the last maturing Purchased Receivable, and
(ii) with respect to all Defaulted Receivables the later of (a) 60 days after the date of the final Scheduled Contract Payment of the last maturing Purchased Receivable and (b) 300 days after the date of the last Scheduled Contract Payment (or portion thereof) made with respect to all Defaulted Receivables.

                  "FINANCE CHARGE COLLECTIONS" means that portion of Collections which are attributable to Finance Charge Receivables.

                  "FINANCE CHARGE RECEIVABLE" means a Receivable created in respect of Finance Charges.

                  "FINANCE CHARGES" means, with respect to any Purchased Receivable, the portion of any Scheduled Contract Payment due under the Contract giving rise to such Receivable which represents finance charges, together with any late fees, delinquency fees and extension fees paid by the related Obligor as specified in the related Contract.

                  "FINANCE LEASE" means a Vehicle Lease which, (i) in accordance with GAAP, must be accounted for as Indebtedness of the lessee; (ii) would be treated as a secured loan or a lease intended for a security and not as a "true lease" for the purposes of Section 365(d)(2) of the Bankruptcy Code in the event an Obligor or lessor becomes the subject of a proceeding under the Bankruptcy Code; does not constitute a "true lease" as meeting the criteria of a "qualified motor vehicle operating agreement" within the meaning of Section 7701(h) of the Code and (iv) creates a valid and enforceable "security interest" in favor of the lessor within the meaning of UCC Section 1 201(37).

                  "FINANCED VEHICLE" means a motor coach sold or financed by a Transferor pursuant to a Contract, including all goods installed in or otherwise affixed thereto.

                  "FISCAL QUARTER" means any of the quarterly accounting periods of the Seller, ending on March 31, June 30, September 30 and December 31 of each year.

                  "FISCAL YEAR" means any of the annual accounting periods of the Seller ending on December 31 of each year.

                                  [***]

                                  [***]

                  "FSA" means Financial Security Assurance Inc., a New York monoline insurance company, incorporated under the laws of the State of New York, or successors thereto.

                  "FSA DEFAULT" has the meaning assigned to such term in the Insurance Agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied; PROVIDED, that when used with respect to the Servicer Termination Events set forth in clauses (iv) and (v) of SECTION 7.01(p), GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date and consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i)to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of(a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such

Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by Motor Coach in good faith.

                  "GUARANTEED YIELD" has the meaning specified in the Policy.

                  "HEDGE AGREEMENT" means any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement entered into in connection with the Investment between the Purchaser or Administrative Agent and a Hedge Counterparty, as the same shall be amended, modified or supplemented and in effect from time to time.

                  "HEDGE COUNTERPARTY" means a financial institution which is a counterparty to a Hedge Agreement (which shall not be the Seller, Motor Coach or the Servicer) and which has capital and surplus in excess of $100,000,000 and a long-term unsecured and unsubordinated debt credit rating of at least Aa3 by Moody's and at least AA- by S&P.

                  "I.C.C." means the Interstate Commerce Commission.

                  "INDEBTEDNESS" means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien (other than a Lien consisting solely of the filing or an agreement to give a financing statement under the UCC or comparable law) on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

                  "INDEMNIFIED AMOUNTS" has the meaning specified in SECTION
8.01.

                  "INDEMNIFIED PARTY" has the meaning specified in SECTION 8.01.

                  "INSURANCE AGREEMENT" means the Insurance and Indemnity Agreement dated as of May 2, 2000 among FSA, the Seller, MCII Holdings (USA), Inc., MCII Coaches, Inc., Bus Lease, MCII Financial Services II Inc., MCII Funding Inc., Motor Coach, the Purchaser, the

Primary Purchaser and the Administrative Agent, as the same shall be amended, modified or supplemented and in effect from time to time.

                  "INITIAL CLOSING DATE" means May 10, 2000.

                  "INITIAL CASH COLLATERAL AMOUNT" means $__________.

                  "INSURANCE AGREEMENT EVENT OF DEFAULT" has the meaning specified in the Insurance Agreement.

                  "INSURER OPTIONAL DEPOSIT" means, with respect to any Settlement Date, an amount delivered by FSA, at its sole option, in respect of a Policy Claim Amount to the Backup Servicer for application in accordance with
Section 2.03(c) for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services with respect to such Settlement Date or (ii) in lieu of the Administrative Agent making a draw on the Policy.

                  "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement, interest rate future contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which Motor Coach or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "INVESTMENT" means the aggregate Purchase Price paid in respect of all Purchased Receivables, reduced from time to time by Principal Collections, Excess Collections (to the extent applicable) and amounts withdrawn from the Cash Collateral Account or drawn under any Transaction Letter of Credit, in each case paid to the Purchaser as a reduction of such Purchase Price; PROVIDED, that if the Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, the Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" means the Internal Revenue Service, or any successor thereto.

                  "L/C FUNDING ACCOUNT" shall, with respect to the Transaction Letter of Credit, have the meaning ascribed to that term in the Credit Agreement.

                  "LEASE RECEIVABLE" means a Receivable arising under a Vehicle Lease.

                  "LEASED VEHICLE" means a Vehicle subject to a Vehicle Lease.

                  "LIBO RATE" means, for any month, the rate of interest for deposits in U.S. dollars for a period equal to the number of days in such month which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days prior to the first day of such month.

                  "LIBO RATE (RESERVE ADJUSTED)" means, for any month, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the quotient of the LIBO Rate divided by the positive result of 100% less the LIBOR Reserve Percentage. The Administrative shall determine the LIBO Rate (Reserve Adjusted) for each month and promptly notify the Seller thereof (which determination shall, in the absence of manifest error, be conclusive and binding on the Seller).

                  "LIBOR RESERVE PERCENTAGE" means, for any month, a percentage (expressed as a decimal) equal to the percentage in effect on the first day of such month, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereof) for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation which prescribes reserve requirements applicable to such "Eurocurrency Liabilities."

                  "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or other title retention agreement, any financing lease, in each case having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

                  "LOCKBOX ACCOUNT" means the lockbox account to which the Obligors are directed to remit Collections in accordance with this Agreement.

                  "LOCKBOX AGREEMENT" means an agreement, in substantially the form of EXHIBIT I, among a Lockbox Bank, the Servicer and the Administrative Agent.

                  "LOCKBOX BANK" means any Eligible Institution at which the Lockbox Account is kept.

                  "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "MANUFACTURER" means, with respect to any Financed Vehicle, the Person who manufactured such Financed Vehicle.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations or financial or other condition of the Seller, the Servicer, or any Transferor, (b) the Seller's ability to pay any of the Obligations in accordance with the terms of the Agreement; (c) the Seller's or the Servicer's ability to perform its obligations in accordance with the terms of this Agreement and the other Related Documents; (d) the Purchased Receivables, the related Vehicles or the Collections with respect thereto or the Liens created under this Agreement and the other Related Documents or the priority of any such Liens or (e) Administrative Agent's, the

Purchaser's or the Transaction L/C Issuer's rights and remedies under the Agreement and the other Related Documents.

                  "MAXIMUM PERMITTED LEVERAGE RATIO" means, for any twelve month fiscal period, the amount set forth below opposite such period:


               Fiscal Period Ending on:                         Maximum Permitted Leverage Ratio
               ------------------------                         --------------------------------
               March 31, 2001                                               [**] to 1

               March 31, 2002                                               [**] to 1

               March 31, 2003                                               [**] to 1

               March 31, 2004                                               [**] to 1

               March 31, 2005 and the last                                  [**] to 1
               business day of March of each year
               thereafter


                  "MCII GROUP" has the meaning set forth in the Insurance Agreement.

                  "MEASUREMENT PERIOD" means the period commencing on the Covenant Smoothing Date and ending on (and including) the date which is 18 months thereafter or any earlier date specified by the Seller.

                  "MINIMUM PERMITTED FIXED CHARGE COVERAGE RATIO" means, for any twelve month fiscal period, the amount set forth below opposite such period:


               Fiscal Period Ending on:                 Minimum Permitted Fixed Charge Coverage Ratio
               ------------------------                 ---------------------------------------------
               March 31, 2001                                             [**] to 1

               March 31, 2002                                             [**] to 1

               March 31, 2003                                             [**] to 1

               March 31, 2004 and the last                                [**] to 1
               business day of March of each
               year thereafter


                  "MONTHLY REPORT" means a report, in substantially the form of EXHIBIT A hereto (appropriately completed), furnished by the Servicer to the Purchaser pursuant to SECTION 5.05(i) hereof.

                  "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

                  "MOTOR COACH" means Motor Coach Industries International, Inc., a Delaware corporation.

                  "MOTOR COACH ENTITIES" has the meaning set forth in Section 5.01(l).

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in SECTION 4001(a)(3) of ERISA, and to which the Seller or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                                 [***]

                                 [***]

                  "OBLIGATIONS" means all debts, liabilities and obligations for the payment of monetary amounts (whether or not such performance is then required or contingent) owing by the Seller to the Administrative Agent, the Custodian, the Purchaser or the Transaction L/C Issuer, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the Related Documents. This term includes, without limitation, all Investment, Yield (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Seller, whether or not allowed in such proceeding), expenses, attorneys' fees and any other sum chargeable to the Seller under the Agreement or any of the other Related Documents.

                  "OBLIGOR" means each Person obligated to make payments under a Contract.

                  "OPERATING LEASE" means a Vehicle Lease which is not a Finance Lease.

                  "OUTSTANDING BALANCE" means, with respect to a Receivable at any time of determination, all amounts in respect of which the related Obligor is obligated as of such time of determination, including all Principal Receivables and Finance Charge Receivables not paid by such Obligor as of such time of determination.

                  "OVERNIGHT FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the rate of interest offered in the interbank market to the Administrative Agent as the overnight Federal funds rate at or about 10:00 a.m., New York City time, on such day (or if such day is not a Business Day, for the next preceding Business Day).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERFORMANCE INDEMNITY - SERVICER" means a performance indemnity, substantially in the form of EXHIBIT E attached hereto, from Motor Coach for the benefit of the Purchaser, the Primary Purchaser, FSA and the Administrative Agent, pursuant to which Motor Coach unconditionally guarantees to the Purchaser, the Primary Purchaser, FSA and the Administrative Agent the due and punctual performance of the obligations of the Servicer under this Agreement.

                  "PERFORMANCE INDEMNITY - TRANSFERORS" means a performance indemnity, substantially in the form of EXHIBIT F attached hereto, from Motor Coach for the benefit of the Purchaser, the Primary Purchaser, FSA, the Administrative Agent and the Seller, pursuant to which Motor Coach unconditionally guarantees to the Purchaser, the Primary Purchaser, the Administrative Agent, FSA and the Seller the due and punctual performance of the obligations of the Transferors under the Transfer Agreements.

                  "PERMITTED RESTRUCTURING" means a restructuring of a Receivable in accordance with the Credit and Collection Policy which (i) does not lower the Outstanding Balance owed thereunder; (ii) does not lower the interest rate charged thereunder and (iii) does not extend the final maturity thereof by more than three months, PROVIDED, that (x) no more than one restructuring of a Receivable shall constitute a Permitted Restructuring; and
(y) no restructuring shall constitute a Permitted Restructuring if, as a result thereof, the aggregate Outstanding Balances of all Receivables which have been subject to a Permitted Restructuring would exceed [**]% aggregate Outstanding Balances of all Purchased Receivables at such time.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means, at any time, an employee benefit plan, as defined in SECTION 3(3) of ERISA, which the Seller maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Seller.

                  "POLICY" means the financial guaranty insurance policy number 50930-N dated May 10, 2000, including any endorsement thereto, issued by FSA pursuant to the Insurance Agreement.

                  "POLICY CLAIM AMOUNT" has the meaning set forth in the Policy.

                  "PREMIUM" has the meaning set forth in the Premium Letter.

                  "PREMIUM LETTER" means that certain letter dated as of May 2, 2000 between the Purchaser, the Primary Purchaser, MCI International, Inc., the Seller, the Administrative Agent and FSA with respect to certain fees to be paid from time to time to FSA, as such letter may be amended, restated or otherwise defined from time to time.

                  "PRIMARY PURCHASER" means Special Purpose Accounts Receivable Cooperative Corporation, and its permitted successors and permitted assigns.

                  "PRIMARY PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of the date hereof among the Seller, the Primary Purchaser, the Servicer, to the Backup Servicer and the Administrative Agent, as the same shall be amended, modified or supplemented and in effect from time to time.

                  "PRIME RATE" means the prime interest rate per annum announced from time to time by Citibank, N.A. for loans to its most credit worthy commercial borrowers as in effect on the first day of any calendar quarter.

                  "PRINCIPAL COLLECTIONS" means that portion of Collections attributable to Principal Receivables.

                  "PRINCIPAL RECEIVABLE" means, with respect to any Purchased Receivable, the portion of any Scheduled Contract Payment due under the Contract giving rise to such Receivable which does not represent Finance Charges.

                  "PURCHASE" has the meaning specified in SECTION 2.01(a).

                  "PURCHASE DISCOUNT" means, for each day in a Settlement Period, a percentage equal to the LIBO Rate (Reserve Adjusted) in effect on such day; PROVIDED, HOWEVER, that if the Purchaser reasonably determines that it is unlawful for the Purchaser to fund or maintain the Investment using the LIBO Rate (Reserve Adjusted) or that adequate means does not exist for ascertaining the applicable LIBO Rate, in accordance with Section 10.16 and 10.17, the Purchase Discount shall equal the Alternate Base Rate, and PROVIDED, FURTHER, that if a Hedge Agreement was entered into with respect to any portion of the Investment, the Purchase Discount with respect to such Investment shall be equal to the weighted average of the rates of interest set forth in the applicable confirmations with respect to any applicable Hedge Agreement which is payable by the Purchaser whether or not such Hedge Agreement is in effect on such day.

                  "PURCHASE LIMIT" means, at the time any determination thereof is to be made, $250,000,000 less the "Investment" of the Primary Purchaser under the Primary Purchase Agreement.

                  "PURCHASE PRICE" means, with respect to any Receivable to be purchased on any Business Day pursuant to SECTION 2.01, the cash consideration to be paid for such Receivable in an amount equal outstanding principal amount thereof as of such Business Day or, if the related Vehicle is a new Vehicle, the manufacturer's list price thereof if such list price is lower than such outstanding principal amount.

                  "PURCHASED RECEIVABLE" means each outstanding Receivable purchased by the Purchaser pursuant to SECTION 2.01 in respect of which the Investment of such Purchased Receivable has not been reduced to zero.

                  "PURCHASER" has the meaning set forth in the recital to this Agreement.

                  "PURCHASER'S ACCOUNT" means the account maintained at the Bank of New York for the account of the Purchaser (account number 8900331046, ABA number 021-010-018) or such other account of the Purchaser maintained at a depository institution in the United States of America and designated in writing as its account for the purposes of the Agreement.

                  "QUALIFIED PLAN" means a Plan which is intended to be tax-qualified under SECTION 401(a) of the IRC.

                  "RATING AGENCIES" means, S&P and Moody's.

                  "RECEIVABLE" means, with respect to any Obligor:

                                    (a) indebtedness of such Obligor arising
                  under a Contract (whether constituting an account, chattel paper, a document, an instrument or a general intangible), including the right to payment of any Scheduled Contract Payments, interest or finance charges and other obligations of such Obligor with respect thereto;

                                    (b) all Liens and property subject thereto
                  from time to time securing or purporting to secure any such indebtedness of such Obligor (including any security deposits made or required to be made by such Obligor to secure such indebtedness);

                                    (c) all guaranties, indemnities and
                  warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

                                    (d) all Collections with respect to any of
                  the foregoing; and

                                    (e) all Records with respect to any of the
                  foregoing.

                  "RECORDS" means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by or on behalf of the Seller with respect to Receivables and the Obligors thereunder and/or the related Vehicles, including, without limitation, all documents, books, records and other information prepared and maintained by the Seller, the Transferors or the Servicer with respect to such Receivables, Obligors or Vehicles.

                  "RECOVERIES" means, with respect to a Defaulted Receivable, the sum of all amounts, whether in the form of cash, checks, drafts, insurance proceeds or other instruments, received by the Seller, the Related Transferor or the Servicer, net of all expenses incurred in connection with the repossession and disposition of such Vehicles (including refurbishment costs), in payment of, or applied to, any amount owed by an Obligor on account of such Defaulted Receivable.

                  "RECOVERY RATE" means, on any date of determination, a ratio, expressed as a percentage, the numerator of which is the aggregate amount of Recoveries during the four most recently completed calendar months preceding such date of determination with respect to which there were Recoveries and the denominator of which is the sum of the aggregate Outstanding Balance at the time of the repossession of the related Vehicles of all such Purchased Receivables related to such Recoveries.

                  "REFERENCE PERIOD" means, with respect to any date, the period of three Fiscal Years of Motor Coach ending on such date.

                  "RELATED DOCUMENTS" means the Transferor Agreements, the Lockbox Agreements, the Backup Servicing Agreement, the Performance Indemnity - Servicer, the Performance Indemnity - Transferors, the Custodial Agreement, the Credit Agreement, the Consents, the Insurance Agreement, the Policy, the Premium Letter, the SPARC Fee Letter and each agreement and document entered into in connection herewith or therewith.

                  "REPORT DELIVERY DATE" means, the fourteenth (14th) day (or if such day is not a Business Day, the next succeeding Business Day) of each calendar month.

                  "REQUIRED CREDIT ENHANCEMENT" means, at any time of determination, either (1) prior to the date of termination of this Agreement in accordance with SECTION 2.01(b) or the occurrence of a Service Termination Event or an Insurance Agreement Event of Default (unless such Servicer Termination Event or Insurance Agreement Event of Default has been waived by the Controlling Party), the greater of (i) [**]% of the Investment at such time of determination and (ii) the sum of (a) [**]% of the Investment at such time of determination,
(b) [**]% of the Outstanding Balance at such time of Receivables purchased as part of the initial Purchase with respect to which any Scheduled Contract Payment or part thereof was unpaid as of the date of such initial Purchase between 60 days and 120 days, inclusive, from its original due date, and (c) [**]% of the aggregate outstanding amount of Balloon Payments as such time of determination, (2) from and after the date of termination of this Agreement in accordance with SECTION 2.01(b), the greatest of (i) an amount determined in clause (1) at such time of determination, (ii) the lesser of (a) the Investment at such time of determination and (b) [**]% of the amount of the Required Credit Enhancement on the day immediately preceding the date of termination of this Agreement in accordance with SECTION 2.01(b), and (iii) $[***] or (3) from and after the date of the occurrence of a Servicer Termination Event or an Insurance Agreement Event of Default (unless such Servicer Termination Event or Insurance Agreement Event of Default has been waived by the Controlling Party), the greater of (x) the lesser of (i) the amount determined in accordance with clause
(1) on the day immediately preceding the date of such occurrence, (ii) the Investment at such time of determination and (y) $[***].

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding on such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means with respect to the Seller and BusLease, any officer (including, for the purpose of this Agreement, any assistant secretary and any assistant treasurer) of such entity or any person designated in writing by any such officer.

                  "RETIREE WELFARE PLAN" means, at any time, a Plan that is a "welfare plan" as defined in SECTION 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to SECTION 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies Inc.

                  "SCHEDULED CONTRACT PAYMENTS" means the regularly scheduled Contract Payments due under each Contract.

                  "SCHEDULED PAYMENTS" has the meaning set forth in the Policy.

                  "SELLER" has the meaning set forth in the recital to this Agreement.

                  "SERVICER" means at any time the Person (which may include the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Purchased Receivables. Initially, the Servicer shall be BusLease.

                  "SERVICER FEE" has the meaning specified in SECTION 6.06.

                  "SERVICER TERMINATION EVENT" has the meaning specified in
Article VII.

                  "SETTLEMENT DATE" means, prior to the occurrence of a Servicer Termination Event, four (4) Business Days after the Report Delivery Date, and on and after the occurrence of a Servicer Termination Event, the first Business Day following the receipt by the Servicer of any Collections.

                  "SETTLEMENT PERIOD" means the period from (and including) a Settlement Date (or, in the case of the initial Settlement Period under this Agreement, from the date of the Initial Purchase) to (but excluding) the immediately succeeding Settlement Date.

                  "SHORTFALL" has the meaning specified in SECTION 2.03(d).

                  "SPARC FEE LETTER" means that certain letter dated as of May 2, 2000 between the Administrative Agent and the Seller with respect to certain fees to be paid from time to time by the Seller to the Administrative Agent, for the benefit of the Administrative Agent, the Purchaser and the Primary Purchaser, as such letter may be amended, restated or otherwise defined from time to time with the prior written consent of FSA.

                  "SPECIAL CONCENTRATION LIMIT" means, at any time of determination with respect to any Obligor listed on SCHEDULE 1.01(s) attached hereto (together with its Affiliates and Subsidiaries), the amount calculated pursuant to SCHEDULE 1.01(s) with respect to such Obligor; PROVIDED, that the Controlling Party may, at any time in its discretion, reduce or increase the Special Concentration Limit for any such Obligor, or add the name of any other Obligor to SCHEDULE 1.01(s), through the delivery by the Controlling Party to the parties hereto and the Rating Agencies of an amended SCHEDULE 1.01(s), which such reduction, increase or addition shall be applicable only with respect to Purchases made after the delivery of such amended SCHEDULE 1.01(s); PROVIDED, HOWEVER, that the Special Concentration Limit for any Obligor shall not be less than the Standard Concentration Limit.

                  "STANDARD CONCENTRATION LIMIT" means, at any time of determination with respect to any Obligor (other than an Obligor listed on SCHEDULE 1.01(s) attached hereto) together with its Affiliates and Subsidiaries), an amount equal to (i) for the five Obligors with the largest Outstanding Balances at such time, [**]% of the Investment at such time, (ii) for the next six Obligors with the largest Outstanding Balances at such time, [**]% of the Investment at such time and (iii) for all other Obligors, [**]% of the Investment at such time.

                  "STATED AMOUNT" means, with respect to any Transaction Letter of Credit, the L/C Amount as defined in such Transaction Letter of Credit, which amount shall not be without the consent of FSA, which consent shall not be unreasonably withheld.

                  "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Capital Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership, limited liability company, business trust, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "TITLE IV PLAN" means an employee pension benefit plan, as defined in SECTION 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which the Seller or an ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "TRANSACTION L/C DRAW" means any payments made to the Backup Servicer under the Transaction Letter of Credit.

                  "TRANSACTION L/C ISSUER" means the financial institution, satisfactory to Administrative Agent, which from time to time is the issuer of a Transaction Letter of Credit. Initially, the "TRANSACTION L/C ISSUER" shall be The Bank of Nova Scotia.

                  "TRANSACTION LETTER OF CREDIT" means an irrevocable standby letter of credit issued by a Transaction L/C Issuer in favor of the Administrative Agent, for the benefit of the Purchaser and the Primary Purchaser, as beneficiary, in form and substance satisfactory to FSA and the Administrative Agent, as the same may be amended, restated or otherwise modified or replaced from time to time, including any L/C Funding Account.

                  "TRANSFER AGREEMENTS" means those certain Receivables and Vehicle Transfer Agreements between each Transferor, as seller, and the Seller, as buyer, as each such agreement may be amended, restated or otherwise modified from time to time in accordance with its terms.

                  "TRANSFEROR" means a direct or indirect Subsidiary or Affiliate of Motor Coach to the extent party to a Transfer Agreement and approved by the Administrative Agent and FSA, each in their sole discretion (as of the date hereof being those Subsidiaries and Affiliates specified in SCHEDULE 1.01(t)).

                  "UCC" means the Uniform Commercial Code as the same may, from time to time be enacted and in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent's security interest in any Purchased Receivables, the related Financed Vehicles or Collections with respect thereto is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "UNFUNDED PENSION LIABILITY" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which could reasonably be expected to be covered by SECTION 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Seller or any ERISA Affiliate as a result of such transaction.

                  "UNUTILIZED PURCHASE LIMIT" means, at any time of determination, the Purchase Limit minus the Investment.

                  "USAGE FEE" has the meaning set forth in the SPARC Fee Letter.

                  "VEHICLE" means a Financed Vehicle and/or a Leased Vehicle.

                  "VEHICLE LEASE" means an agreement between an Obligor and a Transferor providing for the leasing of a Vehicle to the Obligor, PROVIDED that such agreement would be classified for purposes of GAAP as a Finance Lease and not an Operating Lease.

                  "VEHICLE LOAN" means an agreement between an Obligor and a Transferor providing for the extension of credit to such Obligor by such Transferor, in connection with such Obligor's purchase of a Vehicle from a Manufacturer.

                  "WITHDRAWAL AMOUNT" has the meaning specified in SECTION 2.03(d).

                  "YIELD" means, for any Settlement Period, the sum, for each day in such Settlement Period, of the product of (i) the outstanding Investment on such day and (ii) the Purchase Discount for such day; PROVIDED, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Yield shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II.
                       AMOUNTS AND TERMS OF THE PURCHASES

                  Section 2.01 PURCHASE FACILITY.

                  (a) On the terms and subject to the conditions herein set forth, the Seller may, in its sole discretion, from time to time prior to the delivery of a notice pursuant to paragraph (b) below, sell to the Purchaser, and, if the Seller elects so to sell, the Purchaser shall, purchase (each, a "PURCHASE") from the Seller, all of the Seller's right, title and interest in Eligible Receivables and the Contracts with respect thereto, PROVIDED, that with respect to the right, title and interest of the Seller in the related Vehicles, such Purchase shall be deemed to transfer only a security interest therein. Under no circumstances shall the Purchaser make any Purchase if, after giving effect to such Purchase the Investment would exceed the Purchase Limit.

                  (b) The "Facility Termination Date" shall be the earliest of
(i) that date which is 364 days from the date hereof; provided, that the Facility Termination Date may be extended for an additional 364-day period at the end of each 364-day period from the date hereof if the Seller gives the Administrative Agent, the Rating Agencies and FSA written notice not later than 120 days prior to each such annual anniversary (beginning with the first such period) and the Administrative Agent, the Rating Agencies and FSA provide the Seller with their respective written consents to such extension not later than 30 days after receipt of the Seller's notice, (ii) the date of the occurrence of any event described in Section 7.01 (f) or (g), and (iii) the date the Facility Termination is declared pursuant to Section 7.01. Notwithstanding the foregoing, either the Purchaser or the Seller may elect to terminate this Agreement by notifying the other party and FSA to such effect. Such notice shall be given by no later than 1:00 p.m., New York time, on the third Business Day preceding the date such party contemplates terminating this Agreement. The notice will be in the form of EXHIBIT C, and will specify the date on which this Agreement will be terminated.

                  Section 2.02 MAKING PURCHASES.

                  (a) The Seller shall notify the Purchaser in writing, with a copy to the Administrative Agent, of its desire to sell Eligible Receivables to the Purchaser pursuant to the terms of this Agreement, which notice shall specify (i) the Purchase Price of such Eligible


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


Receivables (which, in the aggregate, shall not be less than $500,000) and
(ii) the proposed date of such Purchase (which shall be not less than three
(3) Business Days after the date of such notice of Purchase hereunder and shall be a Business Day, PROVIDED, that the Seller may only make one request for a Purchase in any calendar week and shall have attached thereto a schedule indicating the Contract number of each Contract relating to such Receivables). The Seller shall indemnify the Purchaser against any loss or expense incurred by the Purchaser as a result of any failure by the Seller to accept the Purchase Price by reason of the liquidation or reemployment of funds acquired or requested by the Purchaser to fund such requested amount.

                  (b) On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in SECTION 3.01 and SECTION 3.02, make available to the Seller in same day funds, at the Seller's account with _______________, ABA Number _____________, account number _______________, an amount equal to the Purchase Price of such Purchased Receivables.

                  (c) The Seller shall deliver to the Custodian no later than 11:00 a.m., New York City time, three (3) Business Days prior to the requested date of Purchase, the Contract File pertaining to each Receivable to be sold to the Purchaser, in accordance with the terms and conditions of the Custodial Agreement.

                  (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Seller and the Administrative Agent, no later than 5:00 p.m., New York City time, one Business Day prior to the proposed date of such Purchase, a trust receipt, in the form attached as Annex 2 to the Custodial Agreement in respect of all Receivables purchased by the Purchaser on such Funding Date.

                  Section 2.03 SETTLEMENT PROCEDURES.

                  (a) Collections with respect to the Purchased Receivables shall be administered by the Servicer, in accordance with the terms of this Agreement. The Seller shall provide to the Servicer and the Backup Servicer on a timely basis all information needed for such administration.

                  (b) The Servicer shall, for each day on which Collections are received by it or in any Lockbox Account, determine the allocation of such Collections between Finance Charge Collections and Principal Collections with respect to Purchased Receivables. The Servicer shall not commingle with its other funds Collections received by it prior to their payment to the Purchaser and shall deposit or cause to be deposited into a Blocked Account, in accordance with SECTION 6.02(b) all Collections and other proceeds of Purchased Receivables.

                  (c) On or prior to the third Business Day immediately preceding a Settlement Date, the amount on deposit in any Blocked Account (including all investment income with respect to amounts on deposit in any Blocked Account) as of the last Business Day of the most recently completed calendar month, shall be allocated as follows:

                                    (i) The amount of Principal Collections with
                  respect to Purchased Receivables shall, upon payment of such amount to the Purchaser in accordance with the terms of this
                  SECTION 2.03, be applied to reduce the

                  Investment in the amount of such Principal Collections so allocated and paid. The Purchaser may reinvest such Principal Collections in new Receivables PROVIDED that the conditions set forth in SECTIONS 2.02 and 3.02 have been satisfied. On each Settlement Date on and after the Final Maturity Date with respect to each Purchased Receivable, the Administrative Agent shall draw first, upon all amounts available in the Cash Collateral Account and second, upon all amounts available under the Transaction Letter of Credit and apply the proceeds of such draws and any Excess Collections to the reduction of the Investment. Once such amounts are reduced to zero, the Administrative Agent may draw on the Policy on account of Investment.

                                    (ii) Finance Charge Collections with respect
                  to Purchased Receivables, all investment income with respect to amounts on deposit in the Cash Collateral Account, all Recoveries, any Withdrawal Amount, any Transaction L/C Draw and any Insurer Optional Deposit shall be allocated in the following order of priority:

                                                     (A) first, to the Servicer
                                    (if not BusLease or an Affiliate of
                                    BusLease), an amount equal to the unpaid
                                    Servicer Fee accrued through such day and not previously allocated and held (whether or not accrued during the current Settlement Period),

                                                     (B) second, to the
                                    Custodian, an amount equal to the unpaid fees payable to the Custodian under the Custodial Agreement accrued through such day and not previously allocated and held (whether or not accrued during the current Settlement Period),

                                                     (C) third, to the Backup
                                    Servicer, an amount equal to the unpaid
                                    Backup Servicer Fee accrued through such day and not previously allocated and held (whether or not accrued during the current Settlement Period), plus any Conversion Fee or transition expenses as defined and provided for in the Backup Servicing Agreement to the extent not paid by the Servicer as provided therein, provided, that such transition expenses shall not exceed $25,000,

                                                     (D) fourth, to the
                                    Purchaser, the lesser of (i) the Yield and
                                    (ii) the Guaranteed Yield, if any, payable to the Purchaser accrued through such day and not previously allocated and held (whether or not accrued during the current Settlement Period),

                                                     (E) fifth, to the
                                    Purchaser, the Usage Fee and the Commitment
                                    Fee, if any, payable to the Purchaser in accordance with the SPARC Fee Letter accrued through such day and not previously allocated and held (whether or not accrued during the current Settlement Period),

                                                     (F) sixth, to the Purchaser
                                    to be applied as a reduction of the
                                    Investment, an amount equal to the Net
                                    Defaulted Amount as of the last day of the most recently completed calendar month and not previously allocated and held (whether or not such Net Defaulted Amount arose from Purchased Receivables which became Defaulted Receivables during such calendar month),

                                                     (G) seventh, to FSA, an
                                    amount equal to the unreimbursed payments made under the Policy and the fees, if any, payable to FSA in accordance with the Premium Letter, in each case, accrued through such day and not previously allocated and held (whether or not accrued during the current Settlement Period),

                                                     (H) eighth, to the extent
                                    the amount on deposit in the Cash Collateral
                                    Account is less than the Cash Collateral
                                    Account Requirement, to the Cash Collateral
                                    Account, an amount equal to such shortfall,

                                                     (I) ninth, to the
                                    Purchaser, the remaining Yield, if any,
                                    payable to the Purchaser through such day and not previously allocated and held (whether or not accrued during the current Settlement Period), and not previously allocated pursuant to clause (D) above,

                                                     (J) tenth, to the
                                    Administrative Agent, for the benefit of itself and the Purchaser, the amount of any costs, expenses or indemnities required to be paid to either of them under any Related Document which was not previously allocated and held (whether or not arising during the current Settlement Period),

                                                     (K) eleventh, to FSA, the
                                    amount of any costs, expenses or indemnities required to be paid to FSA either of them under any Related Document which was not previously allocated and held (whether or not arising during the current Settlement Period), and

                                                     (L) twelfth, if BusLease or
                                    an Affiliate of BusLease is the Servicer, to the payment of the Servicer Fee accrued through such day and not previously so allocated and held (whether or not accrued during the current Settlement Period).

                  Subject to paragraph (e) below, the excess of the Finance Charge Collections with respect to Purchased Receivables, Recoveries, income with respect to amounts on deposit in the Cash Collateral Account and the Blocked Accounts and any Insurer Optional Deposit over the aggregate amount required to be allocated to the payments described in clauses (A) through (L) above (such excess being referred to herein as "EXCESS COLLECTIONS") shall be allocated and held by the Backup Servicer for the benefit of the Seller.

                  (d) On each Settlement Date, based upon the Settlement Worksheet contained in the Monthly Report provided by the Servicer not later than 10:00 a.m. New York time on the Report Delivery Date in a form reasonably acceptable to the Backup Servicer (and subject to the Backup Servicer's obligations pursuant to the Backup Servicing Agreement to verify certain balances in the Summary and Settlement Report Worksheets contained in the Monthly Report), the Backup Servicer shall pay to the Custodian, the Administration Agent, the Purchaser, FSA, the Servicer, if applicable, the Backup Servicer and the Seller, the amounts held for the account of, the Custodian, the Administration Agent, the Purchaser, FSA, the Servicer, if applicable, the Backup Servicer and the Seller, respectively, pursuant to
SECTION 2.03(c) above, in each case to the extent that such payment has not previously been made by wire transfer pursuant to the payment instructions provided to the Backup Servicer prior to such Settlement Date. Two Business Days prior to each Settlement Date, the Backup Servicer shall determine the amount (the "SHORTFALL"), if any, by which (1) the sum of the amounts required to be paid pursuant to clauses (A) through (L) of paragraph (ii) of SECTION 2.03(c) on such Settlement Date exceeds (2) the amount on deposit in the Blocked Account as of the last Business Day of the most recently completed calendar month. In the event of any Shortfall, the Backup Servicer shall make a withdrawal from the Cash Collateral Account in the amount of such Shortfall (up to the amount on deposit in the Cash Collateral Account on such date) (such amount the "WITHDRAWAL AMOUNT"). In the event that the result of the Shortfall less the Withdrawal Amount is greater than zero, the Backup Servicer shall, one Business Day prior to such Settlement Date, make a Transaction L/C Draw in the amount of such excess (up to the Available L/C Amount on such date). The Backup Servicer shall pay to itself, the Administrative Agent, the Servicer, the Custodian, FSA and the Purchaser from the Withdrawal Amount and any Transaction L/C Draw the unpaid amounts described in clauses (A) through (L) of paragraph (ii) of SECTION 2.03(c) in the order of priority set forth therein on the Business Day of receipt of funds from such Transaction L/C draw or, if such funds are received after 2:00 p.m., New York City time, on any Business Day, on the Business Day following the receipt of such funds, irrespective of whether such Business Day is after the Settlement Date.. In the event that the result of the Shortfall less the Withdrawal Amount less the amount of the Transaction L/C Draw is greater than zero and all amounts due under 2.03(c)(ii)(D) have not been paid (such unpaid amount the "DEFICIENCY AMOUNT"), the Administrative Agent shall on such Settlement Date, make a draw under the Policy in the amount of the Deficiency Amount, which on each Settlement Date shall not exceed the Guaranteed Yield, and the Administrative Agent shall allocate the proceeds of such draw in accordance with SECTION 6.07 of this Agreement.

                  (e) Following the occurrence and continuance of a Servicer Termination Event or the termination of this Agreement in accordance with
Section 2.01(b) as a result of FSA not consenting to an extension of the Facility Termination Date, all amounts in respect of Excess Collections shall be allocated and applied to reduce the Investment.

                  (f) At such time as the Investment is reduced to zero and all amounts of the Purchaser's Yield and other amounts owing to the Purchaser and FSA have been paid in full, the ownership interest of the Purchaser in respect of the Purchased Receivables shall be reconveyed to the Seller, and the Purchaser shall deliver to the Seller all instruments and documents relating thereto, all Records, and all residual interests thereto; PROVIDED, HOWEVER, that if any Collections received by the Purchaser must be returned or rescinded for any reason, such amount shall be deemed to have never been received by the Purchaser and the Purchaser's interest in the Purchased Receivables shall continue. In addition, upon the payment or other satisfaction in full of any Purchased Receivable by or on behalf of an Obligor, the Purchaser shall take such actions as the Seller shall reasonably request to evidence the termination of the Purchaser's ownership rights in such Purchased Receivable.

                  (g) For the purposes of this SECTION 2.03:

                                    (i)   if on any day the outstanding
                  principal amount of any Receivable, the amount of any Scheduled Contract Payment, or any accrued and unpaid Finance Charges with respect to, any Purchased Receivable is reduced or adjusted by the Seller or the Servicer as a result of any defective or rejected Vehicles or otherwise, or any setoff by any Obligor against the Seller or BusLease shall occur with respect thereto, the Servicer shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction, adjustment or setoff and shall on such day deposit, or cause to be deposited, in a Blocked Account an amount equal to such reduction, adjustment or setoff;

                                    (ii)  if on any day either (w) any of the
                  representations or warranties contained in (A) SECTION 4.01(q) are no longer true or (B) SECTION 4.01(x), (y) or (ff) were not true when made, with respect to any Purchased Receivable,
                  (x) the Seller or the Servicer shall fail to perform or observe any term, covenant or agreement contained in SECTION 5.02(l) or SECTION 5.03(a) or (y) the Seller or the Servicer shall extend, amend or otherwise modify the terms of any Purchased Receivable (except in connection with a Permitted Restructuring), or amend, modify or waive the terms or conditions of the Contract under which such Purchased Receivable arises (except in connection with a Permitted Restructuring), the Servicer shall be deemed to have received on such day a Collection in an amount equal to the Outstanding Balance of such Purchased Receivable in full and shall on such day deposit, or cause to be deposited, in a Blocked Account an amount equal to such Outstanding Balance;

                                    (iii) if on any day any of the
                  representations or warranties contained in SECTION 4.01(n),
                  (o), (r), (s), (v) or (cc) are no longer true with respect to any Purchased Receivable, the Seller may, in its discretion, repurchase such Purchased Receivable on such day for a purchase price in an amount equal to the Outstanding Balance of such Purchased Receivable, which purchase price shall be deposited on such day in a Blocked Account by the Seller; and

                                    (iv) if and to the extent the Purchaser
                  shall be required for any reason (other than as a result of a bankruptcy of an Obligor) to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Purchaser shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

                  (h) Notwithstanding any provision of this Agreement to the contrary, the Seller shall be absolutely and unconditionally obligated to pay to the Purchaser the amount of the Investment, the Yield and all fees payable to the Purchaser under this Agreement.

                  Section 2.04 FEES. The Seller shall pay to the Purchaser the fees specified in the SPARC Fee Letter, at the times specified for payment therein.

                  Section 2.05 PAYMENTS AND COMPUTATIONS, ETC.

                  (a) All amounts to be paid or deposited by the Seller, the Backup Servicer or the Servicer hereunder shall be paid or deposited no later than 1:00 P.M. (New York City time) on the day when due in same day funds to the Purchaser's Account or to an account specified by the Administrative Agent or FSA, as applicable.

                  (b) The Seller or the Servicer shall, to the extent permitted by law, pay on demand from time to time interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due and payable hereunder at an interest rate per annum equal to [**]% per annum above the Base Rate in effect from time to time; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

                  (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  Section 2.06 CASH COLLATERAL ACCOUNT.

                  (a) On or prior to the Closing Date, the Cash Collateral Account will be established by the Seller in the name of the Administrative Agent for the benefit of the Purchaser and FSA. The Cash Collateral Account will be funded on the date of the initial Purchase in the amount of the Initial Cash Collateral Amount from an initial deposit by the Seller. During the term of the Backup Servicing Agreement (including the term of this Agreement for any period in which the Backup Servicer is the successor Servicer), the Cash Collateral Accounts shall be maintained with The Bank of New York unless The Bank of New York ceases to be an Eligible Institution.

                  (b) Funds on deposit in the Cash Collateral Account shall be invested in Eligible Investments selected in writing by the Servicer; PROVIDED, that following the occurrence of a Servicer Termination Event, the Servicer shall continue to select such Eligible Investments unless the Controlling Party notifies the Servicer that the Controlling Party shall select such Eligible Investments; PROVIDED, FURTHER, that it is understood and agreed that the Controlling Party shall not be liable for any loss arising from such investments in Eligible Investments. All such Eligible Investments shall be held for the benefit of the Purchaser, FSA and the Seller.

Funds on deposit in the Cash Collateral Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding each Settlement Date.

                  (c) The Backup Servicer, for the benefit of the Purchaser and the Seller, shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. Except as otherwise provided for herein, the Cash Collateral Account shall be under the sole dominion and control of the Backup Servicer for the benefit of the Purchaser and the Seller. If at any time, the Cash Collateral Account ceases to be an Eligible Deposit Account, then the Seller (or the Backup Servicer on its behalf) shall within five (5) Business Days (or such longer period as to which the Purchaser may consent) establish a new Cash Collateral Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Cash Collateral Account. In connection with the foregoing, the Backup Servicer agrees that it shall notify the Administrative Agent in writing promptly upon the Cash Collateral Account ceasing to be an Eligible Deposit Account.

                  (d) The Backup Servicer shall have the power, revocable by the Controlling Party, to instruct the Eligible Institution to make withdrawals and payments from the Cash Collateral Account for the purpose of permitting the Backup Servicer to carry out its duties hereunder PROVIDED, that if such power is revoked, the Backup Servicer shall be relieved of its duties to make allocations of amounts on deposit in the Cash Collateral Account.

                  (e) If the amount on deposit in the Cash Collateral Account on any Settlement Date (after giving effect to any deposits therein and withdrawals therefrom pursuant to SECTIONS 2.03(c)(ii)) and 2.03(d) is greater than the Cash Collateral Account Requirement for such Settlement Date, such excess shall be paid to the Seller.

                  Section 2.07 BLOCKED ACCOUNTS.

                  (a) The Backup Servicer shall establish and maintain with one or more Blocked Account Banks, one or more Blocked Accounts, in the name of "BNY Asset Solutions LLC, as Backup Servicer on behalf of Canadian Imperial Bank of Commerce as Administrative Agent, for the benefit of Canadian Imperial Bank of Commerce and Financial Security Assurance, Inc." The terms and conditions of each Blocked Account shall be in all respects reasonably satisfactory to the Backup Servicer, the Administrative Agent and FSA. During the term of the Backup Servicing Agreement (including the term of this Agreement for any period in which the Backup Servicer is the successor Servicer), the Blocked Account Bank for all Blocked Accounts shall be The Bank of New York unless The Bank of New York ceases to be an Eligible Institution.

                  (b) Funds on deposit in a Blocked Account shall be invested overnight in Eligible Investments selected in writing by the Servicer; PROVIDED, that following the occurrence of a Servicer Termination Event, the Servicer shall continue to select such Eligible Investments unless the Controlling Party notifies the Servicer and the Backup Servicer that the Controlling Party shall select such Eligible Investments; PROVIDED, FURTHER, that it is understood and agreed that the Controlling Party shall not be liable for any loss arising from such investments in

Eligible Investments. All such Eligible Investments shall be held for the benefit of the Administrative Agent, for the benefit of the Purchaser and FSA.

                  (c) Each Blocked Account Bank will maintain for the benefit of the Administrative Agent, for the benefit of the Purchaser and FSA, possession of any negotiable instruments or securities evidencing the investment of funds on deposit in the related Blocked Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Blocked Accounts shall be allocated in accordance with Section 2.03(c). The Backup Servicer shall, at the request of the Seller and the consent of the Controlling Party (which consent shall not be unreasonably withheld), remit to the Seller all amounts on deposit in any Blocked Account that do not represent Collections.

                                  ARTICLE III.
                             CONDITIONS OF PURCHASES

                  Section 3.01 CONDITIONS PRECEDENT TO INITIAL PURCHASE. The Purchaser shall not be obligated to make any Purchase under this Agreement, nor shall the Purchaser or Administrative Agent be obligated to take, fulfill, or perform any other action hereunder, unless and until the following conditions have been satisfied or provided for in a manner satisfactory to FSA, Administrative Agent and the Purchaser and/or waived in writing by FSA, Administrative Agent and the Purchaser:

                  (a) the Purchaser shall have received in form and substance satisfactory to FSA, the Purchaser and the Administrative Agent certificates of the Secretary or Assistant Secretary of the Seller, the Servicer, Motor Coach and the Transferors certifying the names and true signatures of their respective officers authorized to sign this Agreement, the Related Documents, and the other documents to be delivered by them hereunder or thereunder or in connection herewith or therewith, evidence of corporate authorization of the transactions contemplated hereby or thereby, the articles of incorporation (attached and appropriately certified by the Secretary of State of their respective jurisdiction of incorporation) and the by-laws, and all amendments thereto, of each of them;

                  (b) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA executed financing statements, to be filed on or before the date of such initial Purchase under the UCC of all jurisdictions that the Purchaser, the Administrative Agent and FSA may deem necessary or desirable in order (i) to perfect to the extent contemplated by SECTION 4.01(q), the Purchaser's interests contemplated by this Agreement and (ii) to perfect the ownership interests of the Seller in the Receivables purchased by the Seller from the Transferors pursuant to the Transfer Agreements, except to the extent any filings or other actions are necessary to convey the interest in the related Vehicles under the applicable titling laws;

                  (c) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, Administrative Agent and FSA completed requests for information listing all effective financing statements filed in the jurisdictions referred to in SECTION 3.01(b) above that name the Seller or a Transferor as debtor, together with copies of such financing statements (none of which shall cover any Purchased Receivables, the related Contracts or the related Vehicles) or any interest therein;

                  (d) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA executed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, the related Contracts or the Vehicles previously granted by the Seller, any Transferor or Motor Coach;

                  (e) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA favorable opinions of counsel for the Seller, the Servicer, Motor Coach and the Transferors, in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA, as to such matters as the Administrative Agent may reasonably request;

                  (f) no Servicer Termination Event or Insurance Agreement Event of Default shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Initial Closing Date;

                  (g) the Seller shall have paid to the Purchaser and the Administrative Agent fees payable (if any) in accordance with the SPARC Fee Letter;

                  (h) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA good standing certificates with respect to the Seller, the Servicer, Motor Coach and the Transferors from the Secretary of the State of the respective States of incorporation of the Seller, the Servicer, Motor Coach and the Transferors;

                  (i) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA the Related Documents executed by each of the Persons party thereto;

                  (j) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA evidence that the Cash Collateral Account has been established with an Eligible Institution and that such Cash Collateral Account is in the name of Administrative Agent, for the benefit of the Purchaser and FSA;

                  (k) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser, the Administrative Agent and FSA such other documents as the Purchaser, FSA or the Administrative Agent shall have reasonably requested;

                  (l) the Purchaser and FSA shall have received evidence from each rating agency that this Agreement and the transactions contemplated hereby have at least an investment grade "shadow" rating;

                  (m) FSA shall have received notice from S&P of FSA's capital charge for the current transaction without giving effect to the Policy;

                  (n) the Administrative Agent shall have received the original Transaction Letter of Credit executed by the Transaction L/C Issuer;

                  (o) the Purchaser, Administrative Agent and FSA shall have received satisfactory evidence that the Seller, Motor Coach, the Transferors and the other parties to the Related Documents have obtained all required licenses, consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents;

                  (p) the Administrative Agent and FSA shall have received an executed Lockbox Agreement with respect to each Lockbox Account;

                  (q) the Purchaser and FSA shall have received in form and substance satisfactory to the Purchaser and FSA, the executed pay-off letters reasonably requested by the Purchaser, the Administrative Agent or FSA; and

                  (r) FSA shall have reviewed each of the Contract Files in the possession of General Electric Capital Corporation or any agent thereof and FSA shall be satisfied with the results of such review.

                  Section 3.02 CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase) shall be subject to the further conditions precedent that:

                  (a) in the case of each Purchase, the Servicer shall have delivered to the Purchaser and the Administrative Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Purchaser, all reports as and when due under SECTION 6.02(g), and, on or prior to the date of the initial Purchase, a report, reasonably acceptable to the Purchaser, containing information reasonably requested by the Purchaser with respect to the Purchased Receivables and the Receivables to be purchased,

                  (b) on the date of each Purchase, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by the Seller that such statements are then true):

                                    (i) the representations and warranties
                  contained in Article IV are correct on and as of the date of such Purchase as though made on and as of such date,

                                    (ii) no event has occurred and is
                  continuing, or would result from such Purchase, that constitutes a Servicer Termination Event or an Insurance Agreement Event of Default,

                                    (iii) the amount on deposit in the Cash
                  Collateral Account is at least equal to the Required Cash Collateral Amount, and the sum of the amount of deposit in the Cash Collateral Account PLUS to the Available L/C Amount of all Transaction Letters of Credit is at least equal to the Required Credit Enhancement,

                                    (iv) no event or circumstance that is
                  reasonably likely to have a Material Adverse Effect shall have occurred since the date hereof,

                                    (v) after giving effect to any Purchase, the
                  Investment shall not exceed the Purchase Limit,

                                    (vi) the Custodian shall have received and
                  reviewed the Contract Files with respect to Receivables being funded or acquired in connection with such Purchase and shall have issued a trust receipt with respect thereto, in accordance with the Custodial Agreement,

                                    (vii) at least three business days prior to
                  the date of any Purchase, FSA shall have received from the Servicer a credit write up with respect to each Receivable being funded or acquired in connection with such Purchase,

                                    (viii) after giving effect to any Purchase,
                  the aggregate Outstanding Balance of all Purchased Receivables due from any Obligor does not exceed the Standard Concentration Limit or the Special Concentration Limit with respect to such Obligor,

                                    (ix) after giving effect to any Purchase,
                  the aggregate Outstanding Balance of Purchased Receivables with respect to which the related Vehicles were not manufactured by Motor Coach Entities does not exceed [**]% of the aggregate Outstanding Balance of all Purchased Receivables,

                                    (x) after giving effect to any Purchase, the
                  aggregate Outstanding Balance of Purchased Receivables arising under Contracts with respect to which the related Obligors are located (1) in the two States in the United States of America with the largest aggregate Outstanding Balance of all Purchased Receivables does not exceed, in either State, [**]% of the aggregate Outstanding Balance of all Purchased Receivables and (2) in the same State in the United States of America (other than a State referred to in clause (1) above) is less than [**]% of the aggregate Outstanding Balance of all Purchased Receivables,

                                    (xi) after giving effect to any Purchase,
                  the result of (i) the weighted average imputed rate of interest for all Purchased Receivables less (ii) the sum of
                  (1) the weighted average of the rates at which the Guaranteed Yield is computed for the immediately preceding Settlement Period, or, with respect to the initial Purchase only, the average of the fixed periodic rates of interest set forth in the Hedge Agreements entered into in connection with such Purchase, plus (2) sum of the percentages used to calculate the Premium, the Commitment Fee, the Usage Fee, the Servicer Fee and the Backup Servicer Fee for such Settlement Period shall be equal to or greater than [**]%,

                                    (xii) after giving effect to any Purchase,
                  the aggregate Outstanding Balance of Purchased Receivables arising under Contracts which by their express terms allow no more than three monthly payments to be missed in any twelve-month period does not exceed [**]% of the aggregate Outstanding Balance of all Purchased Receivables,

                                    (xiii) after giving effect to any Purchase,
                  the aggregate Outstanding Balance of Purchased Receivables arising under Contracts with respect to Vehicles which were repossessed and subsequently financed does not exceed [**]% of the aggregate Outstanding Balance of all Purchased Receivables,

                                    (xiv) after giving effect to any Purchase,
                  the aggregate Outstanding Balance of Purchased Receivables arising under Contracts with respect to Vehicles which are of a model year (1) between 10 and 15 years old as of the date of such Purchase does not exceed [**]% of the aggregate Outstanding Balance of all Purchased Receivables and (2) more than 15 years old as of the date of such Purchase does not exceed [**]% of the aggregate Outstanding Balance of all Purchased Receivables,

                                    (xv) all Receivables being funded or
                  acquired in connection with such Purchase are Eligible Receivables,

                                    (xvi) after giving effect to any Purchase,
                  the aggregate Outstanding Balance of Purchased Receivables arising under Contracts which are Vehicle Loans that provide for Balloon Payments does not exceed [**]% of the aggregate Outstanding Balance of all Purchased Receivables,

                                    (xvii) after giving effect to any Purchase,
                  none of the Purchased Receivables is an Operating Lease, and

                                    (xviii) the Primary Purchaser shall have
                  failed to make a "Purchase" under the Primary Purchase Agreement of the same Receivables which the Seller is requesting the Purchaser to Purchase; and

                                    (xiv) the Facility Termination Date shall
                  not have occurred;

                  (c) there shall be in place Hedge Agreements reasonably satisfactory to the Controlling Party, the Seller and the Rating Agencies; provided, that any Hedge Agreement entered into in connection with any Purchase after the initial Purchase which is substantially similar in all material respects to the Hedge Agreement entered into in connection with the initial Purchase shall be deemed to be satisfactory to FSA, the Administrative Agent, the Seller and the Rating Agencies; and

                  (d) the Purchaser and FSA shall have received such other approvals, opinions or documents as it may reasonably request, including, without limitation, information with respect to the performance of the Purchased Receivables.

One Business Day prior to the date of each Purchase, FSA shall have received, in the form attached as Exhibit J hereto, a certificate of an officer of the Seller certifying that all conditions to purchase set forth in this Section shall have been satisfied, and setting forth the calculation showing that the condition specified in Section 3.02(b)(xi) has been satisfied.

The request and acceptance by the Seller of the proceeds of any Purchase shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by the Seller that the conditions in this Article III have been satisfied.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. To induce the Purchaser to make the Purchases and the Administrative Agent to take any action hereunder, the Seller hereby makes the following representations and warranties to the Purchaser, the Administrative Agent and FSA, as of the Closing Date and as of the date of each Purchase, each and all of which shall survive the execution and delivery of this Agreement:

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Related Documents to which it is a party requires it to be so qualified.

                  (b) The Seller has the power and authority to own, pledge, mortgage, operate and convey all of its properties, to conduct its business as now or proposed to be conducted and to execute and deliver this Agreement and the Related Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

                  (c) The Seller is and has been at all times since its incorporation a wholly-owned Subsidiary of MCII Coaches, Inc.

                  (d) The execution, delivery and performance by the Seller of this Agreement, the Related Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's certificate or articles of incorporation or by-laws, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property (including any property acquired under any Transfer Agreement), or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property, and
(iii) do not result in or require the creation of any Lien upon or with respect to any of the property of the Seller (other than Liens created in favor of the Seller under the Transfer Agreements and the Liens created in favor of the Administrative Agent as contemplated hereunder).

                  (e) This Agreement and each Related Document to which the Seller is a party have each been duly executed and delivered by the Seller.

                  (f) No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Governmental Authority or any other party is required or necessary (i) for the conduct of the Seller's business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents,
(ii) for the perfection of or the exercise by each of FSA, the Purchaser, the Custodian, or the Administrative Agent of any of its rights or remedies hereunder or thereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller or the Servicer does business, in each case other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to FSA, the Purchaser, the Custodian and the Administrative Agent and continuation statements in respect of any such filings.

                  (g) No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

                  (h) This Agreement and each Related Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and general equitable principles, whether applied in a proceeding at law or in equity.

                  (i) There is no pending or, to the best of the Seller's knowledge, threatened, action, suit or proceeding against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority.

                  (j) No injunction, writ, restraining order or other order of any nature adverse to the Seller or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority.

                  (k) The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps its Records and the original copies of the Related Documents are located at the address of the Seller for notices under SECTION 10.02 and there are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records.

                  (l) The Seller does not have any Subsidiaries and does not have any investments in, or loans or advances of money to, any Person except for Receivables and Eligible Investments.

                  (m) The Seller is adequately capitalized and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents. The Seller has no Indebtedness other than pursuant to this Agreement and the Related Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Related Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

                  (n) Immediately prior to a Purchase hereunder, for accounting purposes, the Seller will treat all of the Receivables and Vehicles as its own property, and will account for the purchase, assignment or transfer of any such Receivable or Vehicle pursuant to a Transfer Agreement as a purchase or absolute assignment of the applicable Transferor's right, title and ownership interest in such Receivable or Vehicle and the Seller has not in any other manner accounted for or treated the transactions under the Transfer Agreements, except that such transactions shall be treated as debt for tax purposes.

                  (o) The Seller has complied and will comply in all respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties and all the Receivables and related Contracts, except where the failure or failures to so comply could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

                  (p) The Seller has filed on a timely basis all tax returns (federal, state and local) required to be filed, is not liable for taxes payable by any other Person (except for the payment of such amounts as a result of the filing of a consolidated tax return) and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from the Seller, except where the Seller is contesting such tax, fee, assessment or other governmental charge in good faith through appropriate proceedings as to which adequate reserves are being maintained in accordance with GAAP and with respect to which no Lien for payment has been filed or is otherwise enforceable. No tax lien or similar Lien has been filed, and no claim has been filed or is being asserted, with respect to any such tax, assessment or other governmental charge, except for any contested proceedings as described in the immediately preceding sentence. Any taxes, fees and other governmental charges payable by the Seller in connection with the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to the Closing Date.

                  (q) Immediately prior to a Purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables, free and clear of any Adverse Claim. This Agreement is effective to, and shall, upon each Purchase and the filing of the financing statements referred to in SECTION 3.01(b), transfer and assign to the Purchaser (and the Purchaser shall acquire from the Seller) a valid and perfected first priority security interest (as defined in the UCC) in and to the Purchased Receivables, all free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering any Purchased Receivables or Collections or Contract with respect thereto is on file in any recording office, except (a) those filed in favor of the Administrative Agent pursuant to this Agreement and the Primary Purchase Agreement and, (b) those filed in favor of the Seller pursuant to a Transfer Agreement.

                  (r) The Contract File relating to each Purchased Receivable other than a Purchased Receivable purchased as part of the initial Purchase if the related Contract File is in the possession of General Electric Capital Corporation or any agent thereof, has been delivered to and reviewed by the Custodian in accordance with the terms hereof and of the Custodial Agreement and the Custodian has delivered a trust receipt with respect thereto in accordance with the Custodial Agreement. The Contract File relating to each Purchased Receivable purchased as part of the initial Purchase with respect to which the related Contract File was in the possession of General Electric Capital Corporation or any agent thereof, has been reviewed by FSA, shall be delivered to the Custodian one Business Day after such Purchase and the Custodian shall deliver a trust receipt with respect thereto in accordance with the Custodial Agreement.

                  (s) All information heretofore or hereafter furnished by or on behalf of the Seller to the Administrative Agent, the Custodian, FSA or the Purchaser in connection with this Agreement or the Related Documents, or any transaction contemplated hereby or thereby, is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

                  (t) The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC (or any successor thereto) under ERISA.

                  (u) The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. The making of the Purchases by the Purchaser, the application of the proceeds thereof by the Seller and the consummation of the transactions contemplated by this Agreement and the other Related Documents to which the Seller is a party will not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  (v) The Lockbox Accounts specified in SCHEDULE 4.01(v) hereto are the only accounts into which Collections of any Receivables are deposited. All of the Obligors have been instructed to make deposits of Collections directly to the Lockbox Account, all in accordance with the Cash Management Systems.

                  (w) The Seller has no knowledge of any fact which leads it or should have led a reasonable person to expect that any payments on any Purchased Receivable at the time of Purchase will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, or
(C) the Receivables or the Contracts or the interests of the Seller therein.

                  (x) With respect to each Receivable, the Seller purchased such Receivable from a Transferor in exchange for payment, made in accordance with the provisions of the applicable Transfer Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the applicable Transferor to the Seller and, accordingly, no such sale is or may be voidable or subject to avoidance under the Bankruptcy Code, and the rules and regulations thereunder.

                  (y) With respect to each Leased Vehicle, the Seller purchased the related Vehicle from a Transferor in exchange for payment, made in accordance with the provisions of the applicable Transfer Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the applicable Transferor or the applicable Manufacturer to the Seller and, accordingly, no such sale is or may be voidable or subject to avoidance under the Bankruptcy Code, and the rules and regulations thereunder.

                  (z) Each of the representations and warranties of the Seller contained in the Related Documents (other than this Agreement) is true and correct in all respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Administrative Agent, the Custodian, FSA and the Purchaser as if the same were set forth in full herein.

                  (aa) No Servicer Termination Event or Insurance Agreement Event of Default has occurred and is continuing.

                  (bb) Attached as SCHEDULE 1.01(c) is a true and correct copy of the Credit and Collection Policy as in effect on the date hereof. All of the Receivables and Contracts acquired from a Transferor have been originated in accordance with the credit policy described in the applicable Transfer Agreement, and are being serviced in accordance with the Credit and Collection Policy.

                  (cc) Each Contract included in the related Contract File is "chattel paper" (as such term is defined in the UCC) and is the sole original of such Contract in existence and has been stamped with the notation "original copy", and no Receivable is evidenced by any other Contract.

                  (dd) No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  (ee) The benefit of the representations and warranties of each Transferor set forth in the Transfer Agreement executed by such Transferor have been assigned to the Administrative Agent and the Purchaser. Each such Transfer Agreement remains in full force and effect in accordance with its terms and the representations, warranties, covenants and obligations contained in such Transfer Agreement have, to the extent provided therein, survived the consummation of the transactions contemplated by such Transfer Agreement.

                  (ff) Each Purchased Receivable shall at the time of Purchase be an Eligible Receivable. At the time of Purchase no event has occurred which could materially and adversely affect the collectibility of such Purchased Receivable.

                  (gg) The Seller is treating the conveyance of the Receivables and the Collections under this Agreement as a sale for purposes of GAAP.

                  Section 4.02 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. To induce the Purchaser to make the Purchases and the Administrative Agent to take any action hereunder, the Servicer hereby makes the following representations and warranties to Administrative Agent, the Purchaser and FSA as of the Closing Date, each and all of which shall survive the execution and delivery of this Agreement:

                  (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Related Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect.

                  (b) The Servicer has the power and authority to own and operate all of its properties, to conduct its business as now or proposed to be conducted and to execute and deliver this Agreement and the Related Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

                  (c) The execution, delivery and performance by the Servicer of this Agreement, each other Related Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto and thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Servicer, (ii) do not contravene or cause the Servicer to be in default in any material respect under (A) its certificate or articles of incorporation or by-laws, (B) any contractual restriction with respect to any Indebtedness of the Servicer or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties.

                  (d) This Agreement and each other Related Document to which it is a party has been duly executed and delivered by the Servicer.

                  (e) No approval or consent of, notice to, filing with or permits, licenses, qualifications or other action by any Governmental Authority or any other party is required for the conduct of the Servicer's business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Servicer of this Agreement, any Related Document to which it is a party or any other agreement, document or instrument to be delivered hereunder other than (i) any consents, notices, permits, filings, qualifications, or other actions which have been obtained or made and complete copies of which have been provided to the Administrative Agent and (ii) where the failure to obtain any such approval or consent or make any filing is not reasonably likely to result in a Material Adverse Effect.

                  (f) This Agreement and each other Related Document to which it is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and general equitable principles, whether applied in a proceeding at law or in equity.

                  (g) There is no pending or, to the best of the Servicer's knowledge, threatened, action, suit, investigation or proceeding of a material nature against or affecting the Servicer or its Subsidiaries or their respective officers or directors, or the property of the Servicer or its Subsidiaries, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement, any other Related Document or any document to be delivered by the Servicer hereunder or thereunder, or (ii) seeking any determination or ruling that would be reasonably likely to materially and adversely affect (A) the performance by the Servicer of its obligations under this Agreement or any other Related Document, or (B) the validity or enforceability of this Agreement, any other Related Document or any document to be delivered by the Servicer hereunder or thereunder.

                  (h) The Servicer has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders, and has obtained all necessary approvals, consents, permits, licenses and qualifications from all Governmental Authorities, with respect to its business and properties and the Receivables and Contracts serviced by it, in each case except where failure to so comply or obtain could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

                  (i) No injunction, writ, restraining order or other order of any material nature adverse to the Servicer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement and the Related Documents has, to the knowledge of the Servicer, been issued by a Governmental Authority.

                  (j) The Servicer has timely filed all tax returns (federal, state and local) required to be filed by it and has paid or has made adequate provision for the payment of all taxes, fees, assessments and other governmental charges due from the Servicer, except where the Servicer is contesting such tax, assessment or other governmental charge in good faith through appropriate proceedings as to which adequate reserves are being maintained in accordance with GAAP and with respect to which no Lien for payment has been filed or is otherwise enforceable. No tax lien or similar Lien has been filed, and no claim has been filed or is being asserted, with respect to any such tax, fee, assessment or other governmental charge, except for any contested proceedings as described in the immediately preceding sentence. Any taxes, fees and other governmental charges payable by the Servicer in connection with the transactions contemplated by this Agreement and the Related Documents and the execution and delivery of this Agreement and the Related Documents have been paid or shall have been paid at or prior to the Closing Date.

                  (k) The Servicer is not an "investment company" or an "affiliated person" or "promoter" or "principal underwriter" for an "investment company", as such terms are defined in the Investment Company Act.

                  (l) The Servicer has no knowledge of any fact which leads it or should have led a reasonable person to expect that any payments on any Purchase Receivable will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Servicer of its obligations under this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, or
(C) the Receivables or the Contracts or the interests of the Purchaser therein.

                  (m) Each of the representations and warranties of the Servicer contained in this Agreement and the Related Documents is true and correct in all material respects and the Servicer hereby makes each such representation and warranty contained in the Related Documents to, and for the benefit of the Administrative Agent and the Purchaser.

                  (n) All information heretofore or hereafter furnished by or on behalf of the Servicer to Administrative Agent, Custodian or the Purchaser in connection with this Agreement or the Related Documents, or any transaction contemplated hereby or thereby, is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

                  (o) Attached as SCHEDULE 1.01(c) is a true and correct copy of the Credit and Collection Policy as in effect on the date hereof. All of the Receivables and Contracts serviced by the Servicer are being serviced in accordance with the Credit and Collection Policy. BusLease maintains such insurance as is customary and desirable for companies engaged in its business and as required by applicable law.

                  Section 4.03 REPRESENTATIONS AND WARRANTIES OF THE BACKUP SERVICER. The Backup Servicer hereby represents and warrants to and covenants with the Administrative Agent, the Purchaser and FSA, as of the date hereof and during the term hereof, that:

                  (a) The Backup Servicer is, and throughout the term hereof shall remain, a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and the Servicer is, and shall remain, licensed and in compliance with the laws of any state necessary to perform its obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by the Backup Servicer, and the performance and compliance with the terms of this Agreement by the Backup Servicer, will not violate the Backup Servicer's articles of organization or constitute a default (or an event which, with notice or passage of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (c) The Backup Servicer has full power and authority to enter into and consummate all actions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (d) This Agreement, assuming due authorization, execution and delivery by each of the parties hereto, constitutes a valid, legal and binding obligation of the Backup Servicer, enforceable against the Backup Servicer in accordance with the terms hereof, subject to

(A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (e) The Backup Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Backup Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

                  (f) No litigation is pending or, to the best of the Backup Servicer's knowledge, threatened against the Backup Servicer which would prohibit the Backup Servicer from entering into this Agreement or, in the Backup Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Backup Servicer to perform its obligations under this Agreement or the financial condition of the Backup Servicer.

                                   ARTICLE V.
                                   COVENANTS

                  Section 5.01 COVENANTS OF THE SELLER. Until the date on which the Investment shall be reduced to zero, the Yield shall have been paid, no other amount shall be owing to the Purchaser, the Administrative Agent or FSA under this Agreement and no further Purchases are to be made under this Agreement:

                  (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Seller shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and its business and properties, including the Contracts, the Receivables and the related Vehicles and all Proceeds thereof, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws, except to the extent that the failure to so comply, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Seller further agrees that (i) without the prior consent of the Controlling Party, the Seller shall not give any consent, direction, approval, demand, extension or waiver under or with respect to any Related Document (other than as permitted in such documents in the case of a Permitted Restructuring), (ii) upon the request of the Controlling Party, the Seller shall be obligated to give or withhold any and all such consents, requests, notices, directions, approvals, demands, extensions or waivers as the Controlling Party may request, and (iii) upon any failure by the Seller to comply with any such request, the Controlling Party shall be entitled to give or withhold any and all such consents, directions, approvals, demands, extensions or waivers, and to enforce directly all of the Seller's rights and remedies under the Related Document.

                  (b) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. The Seller shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate of incorporation and bylaws and SECTIONS 5.01(l); (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations which are reasonably necessary for the conduct of its business; and (iv) transact business only under its exact corporate name.

                  (c) CASH MANAGEMENT SYSTEMS; DEPOSIT OF COLLECTIONS. The Seller shall direct, or cause to be directed, all Obligors to make payments on the Receivables directly to a Lockbox Account. The Seller shall also direct each of the other parties to the Related Documents, to the extent that any amounts may be payable thereunder to the Seller, to make all deposits of such amounts directly into the Lockbox Account. If notwithstanding the foregoing the Seller at any time receives any Collections with respect to any Receivable or any other proceeds of any Receivables, the Seller shall direct or cause to be directed, the related Obligor to make such payments to the Lockbox Account and shall promptly, and in any event no later than the first Business Day after receipt thereof, deposit or cause to be deposited all such amounts into a Blocked Account.

                  (d) USE OF PROCEEDS. The Seller shall utilize the proceeds of the Purchases made hereunder solely for (i) the purchase of Receivables and Vehicles from the Transferors pursuant to a Transfer Agreement from time to time after the Closing Date, (ii) the payment of routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents, and (iii) the payment of expenses hereunder.

                  (e) BOOKS AND RECORDS. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP; maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Receivables and the Outstanding Balances thereof in the event of the destruction of the originals thereof); and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Receivables and the disposition of all Vehicles.

                  (f) ACCESS; INSPECTION. The Seller shall permit the Administrative Agent, the Purchaser and FSA, at the Seller's expense, to make or cause to be made inspections and audits of any books, records and papers of the Seller and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Seller, including ongoing inspections of the Vehicles which are in the Seller's possession or under its control, from time to time as required in order to assure that the Seller is and will be in compliance with its obligations under this Agreement and the Related Documents; PROVIDED, that unless a Servicer Termination Event has occurred and is continuing, or the Administrative Agent, the Purchaser or FSA has reason to believe that a Servicer Termination Event is imminent, (x) such audits shall be upon reasonable notice and shall be conducted during normal business hours and (y) no more than four (4) full audits per calendar year shall be made at the Seller's expense, which audits shall be conducted by FSA who shall provide the Administrative Agent and the Purchaser with written notice at least 5 Business Days prior to conducting any such audit and the opportunity to accompany FSA on such audit. Notwithstanding the preceding sentence, the Seller shall only be liable to the Administrative Agent, the Purchaser and FSA for the actual reasonable out-of-pocket expenses incurred by the Administrative Agent, the Purchaser or FSA in connection with such inspections and audits. The Seller shall, upon reasonable notice and during normal business hours, make available its officers, directors, employees, representatives, agents and accountants to discuss with the Administrative Agent, the Purchaser and FSA all financial statements and other information relating to the Seller or the Purchased Receivables and shall deliver any document or instrument necessary for the Administrative Agent, the Purchaser and FSA, as they may from time to time request, to obtain records from any service bureau or other Person which maintains records for the Seller. Representatives of other Affected Parties may, at their own expense, accompany Administrative Agent's or the Purchaser's representatives on regularly scheduled audits at no charge to the Seller.

                  (g) PAYMENT, PERFORMANCE AND DISCHARGE OF OBLIGATIONS. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

                  (h) ERISA. The Seller shall give the Administrative Agent and FSA prompt written notice of any event that could result in the imposition of a Lien under SECTION 412 of the IRC or SECTION 302 OR 4068 of ERISA.

                  (i) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller shall, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under any Contracts and shall comply with the Credit and Collection Policy with respect to all such Contracts and the Receivables and Financed Vehicles relating thereto.

                  (j) RELATED DOCUMENTS. The Seller shall comply with all of its obligations set forth in the Related Documents, and enforce all of its rights, remedies and privileges under such Related Documents in accordance with the terms thereof to the same extent it would enforce such rights, remedies and privileges against an unrelated third-party; PROVIDED, HOWEVER, that the Seller shall not, without the prior written consent of the Administrative Agent and, provided that an FSA Default has not occurred, FSA, terminate or amend any Transfer Agreement.

                  (k) CERTIFICATES OF TITLE. The Seller shall deliver, or cause to be delivered, to the Custodian, promptly but in any event within 120 days of the date of Purchase of any Receivable with respect to which a Certificate of Title applicable to the related Vehicle was not available on or prior to such date of Purchase, such Certificate of Title which shall show the lien of the Administrative Agent, for the benefit of the Purchaser and the Primary Purchaser, noted thereon.

                  (l) SEPARATENESS. The Seller shall be operated in such a manner that the separate corporate existence of the Seller and Motor Coach or its Affiliates (the "MOTOR COACH ENTITIES") would not be disregarded in the event of a bankruptcy or insolvency of any Motor Coach Entity, and, without limiting the foregoing:

                                    (i) the Seller shall at all times be a
                  limited purpose corporation whose activities are restricted as set forth in its certificate or articles of incorporation;

                                    (ii) no Motor Coach Entity shall be involved
                  in the day-to-day management of the Seller (except to the extent expressly contemplated by this Agreement or any other Related Document);

                                    (iii) other than the purchase of Receivables
                  and Vehicles from the Transferors pursuant to the Transfer Agreements, the payment of the Servicer Fees to the Servicer and other transactions permitted under this Agreement, the Seller shall not engage in any intercorporate transactions with any Motor Coach Entity;

                                    (iv) the Seller shall maintain separate
                  corporate records and books of account from each Motor Coach Entity, hold regular corporate meetings and otherwise observe corporate formalities and have separate office space from each Motor Coach Entity, if any;

                                    (v) the financial statements and books and
                  records of Motor Coach and of any other entity whose financial statements are consolidated with the Seller prepared after the Initial Closing Date shall reflect the separate corporate existence of the Seller;

                                    (vi) the Seller shall not act as agent for
                  any Motor Coach Entity and shall hold itself out to the public as a corporation separate from each such Motor Coach Entity;

                                    (vii) the Seller shall maintain at least two
                  independent directors each of whom, at all times after the Initial Closing Date, shall be an individual who (i) is in fact independent of the Seller, (ii) does not have, and never has had, any direct financial interest or any material indirect financial interest in the Seller or in any Affiliate of the Seller and (iii) is not, and never has been, connected as an officer, employee, promoter, underwriter, trustee, partner, director, creditor, supplier, family member, manager or contractor or person performing similar functions within the Seller or any Affiliate of the Seller or as a Person who, directly, indirectly or otherwise, controls any such individual, entity or its affiliates;

                                    (viii) the Seller shall maintain its assets
                  separately from the assets of any Motor Coach Entity (including through the maintenance of separate bank accounts and except for any Records to the extent necessary for the servicing of the Receivables); the Seller's funds and assets, and records relating thereto, shall not be commingled with those of any Motor Coach Entity; and the separate creditors of the Seller will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's equity holders;

                                    (ix) except as expressly contemplated under
                  this Agreement and the Related Documents and those associated with the creation and organization of the Seller and the preparation of this Agreement and the Related Documents, no Motor Coach Entity shall (A) pay the Seller's expenses; (B) guarantee the Seller's obligations, or (C) advance funds to the Seller for the payment of expenses or otherwise; and

                                    (x) all business correspondence of the
                  Seller and other communications shall be conducted in the Seller's own name, on its own stationery and through a separately-listed telephone number; and

                  (m) The Seller shall not engage in any activity other than the activities expressly contemplated by this Agreement and the Related Documents, nor shall the Seller enter into any agreement other than this Agreement and the Related Documents, and any agreement necessary to undertake any activity expressly contemplated by this Agreement or the Related Documents.

                  (n) LETTER OF CREDIT. If (1) the short-term senior unsecured and unsubordinated debt rating of the Transaction L/C Issuer shall be withdrawn or reduced below A-1, in the case of S&P, or P-1, in the case of Moody's, or (2) the Transaction Letter of Credit shall expire or be terminated prior to the date on which the Investment shall be reduced to zero, the Yield shall have been paid, no other amount shall be owing to the Purchaser, the Administrative Agent or FSA and no further Purchases are to be made under this Agreement, the Seller shall, not later than (x) thirty (30) days after such withdrawal or reduction in debt rating or (y) thirty (30) days prior to such expiration or termination, as the case may be, deliver or cause to be delivered, to the Administrative Agent a replacement letter of credit, or other comparable form of credit enhancement acceptable to the Administrative Agent and FSA, in their sole discretion, which shall replace the initial Transaction Letter of Credit for all purposes of this Agreement, and upon such delivery, the Administrative Agent shall return the initial Transaction Letter of Credit to the initial Transaction L/C Issuer for cancellation and all references to such Transaction Letter of Credit and such Transaction L/C Issuer shall thereafter be deemed to refer to such replacement letter of credit or other form of credit enhancement and the issuer thereof, respectively, PROVIDED that the following conditions are satisfied:

                                    (i) The replacement letter of credit or
                  other form of credit enhancement shall be irrevocable, issued by a Transaction L/C Issuer satisfactory to the Administrative Agent and FSA and shall be on substantially the same terms and in substantially the same form as the Transaction Letter of Credit, PROVIDED that the Stated Amount of the replacement letter of credit or other form of credit enhancement, together with the amount on deposit in the Cash Collateral Account and the Stated Amount of any other Transaction Letter of Credit or other form of credit enhancement which will be in effect following such replacement, shall be at least equal to the Required Credit Enhancement. The replacement letter of credit and the letter of credit reimbursement agreement relating thereto or such other form of credit enhancement and the reimbursement agreement relating thereto shall be consented to by the Purchaser, the Administrative Agent and FSA, which consents shall not be unreasonably withheld.

                                    (ii) The Seller shall have delivered the
                  proposed form of the replacement letter of credit and the applicable letter of credit reimbursement agreement or such other form of credit enhancement and the reimbursement agreement relating thereto to the Purchaser, Administrative Agent and FSA at least 10 days prior to the proposed date on which the Transaction Letter of Credit is to be replaced.

                                    (iii) The Seller shall have caused to be
                  delivered to the Purchaser, the Administrative Agent and FSA a certificate of a Responsible Officer and incumbency certificate, duly executed by an officer of the issuer of the replacement letter of credit or other form of credit enhancement, together with an opinion of counsel to the issuer of the replacement letter of credit or other form of credit enhancement, all in substantially the same form as the certificates and opinions delivered to the Purchaser and Administrative Agent in connection with the issuance of the Transaction Letter of Credit, or in such other form as may have been approved by the Purchaser, the Administrative Agent and, provided that an FSA Default has not occurred, FSA.

                  If the Seller does not deliver a replacement letter of credit or other form of credit enhancement as described above when required, the Administrative Agent shall on the day such replacement letter of credit or other form of credit enhancement was required to be delivered make, or cause the Backup Servicer to make, a drawing on the Transaction Letter of Credit in an amount equal to the Available L/C Amount, which amount shall be deposited in the L/C Funding Account. All references in this Agreement to the Transaction Letter of Credit and the Transaction L/C Draw shall, from and after the deposit in the L/C Funding Account as set forth in the immediately preceding sentence, be deemed to refer to the L/C Funding Account and withdrawals therefrom, respectively. Upon delivery of a replacement Letter of Credit, or other form of credit enhancement as described above, any amounts on deposit in the L/C Funding Account at the time of such delivery (after giving effect to any withdrawals to be made in accordance with Section 2.03(d) on the date of such delivery) shall be paid to the Seller.



                  Section 5.02 COVENANTS OF THE SERVICER. Until the date on which the Investment shall be reduced to zero, the Yield shall have been paid, no amount shall be owing to the Purchaser, the Administrative Agent and FSA under this Agreement and no further Purchases are to be made under this
Agreement:

                  (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Servicer shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and its business and properties, including the Contracts, the Receivables and the related Vehicles and all Proceeds thereof, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws, except to the extent that the failure or failures to so comply, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. The Servicer shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations which are reasonably necessary for the conduct of its business.

                  (c) DEPOSIT OF COLLECTIONS; CASH MANAGEMENT SYSTEMS. The Servicer shall direct all Obligors to make payments on the Receivables directly to the Lockbox Account and shall deposit or cause to be deposited promptly into a Blocked Account, in accordance with SECTION 6.02(b), all Collections it may receive with respect to any Receivable or any other proceeds of any Receivable. The Servicer shall, direct, or cause to be directed, such Obligor to make such payments to the Lockbox Account and shall, to the extent it is responsible for the administration of the Seller's funds, establish and maintain the Cash Management Systems described on SCHEDULE 1.01(b).

                  (d) BOOKS AND RECORDS. The Servicer shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP; maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Receivables and the Outstanding Balances thereof in the event of the destruction of the originals thereof); and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Receivables and the disposition of all Financed Vehicles.

                  (e) ACCESS; INSPECTION. The Servicer shall permit the Administrative Agent, the Purchaser and FSA, at the Servicer's expense, to make or cause to be made inspections and audits of any books, records and papers of the Servicer and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Servicer, including ongoing inspections of the Vehicles which are in the Servicer's possession or under its control, from time to time as required in order to assure that the Servicer is and will be in compliance with its obligations under this Agreement and the Related Documents; PROVIDED, that unless a Servicer Termination Event has occurred and is continuing, or the Administrative Agent, the Purchaser or FSA has reason to believe that a Servicer Termination Event is imminent (x) such audits shall be upon reasonable notice and shall be conducted during normal business hours and (y) no more than four (4) full audits per calendar year shall be made at the Servicer's expense, which audits shall be conducted by FSA who shall provide the Administrative Agent and the Purchaser with written notice at least 5 Business Days prior to conducting any such audit and the opportunity to accompany FSA on such audit. Notwithstanding the preceding sentence, the Servicer shall only be liable to the Administrative Agent, the Purchaser and FSA for the actual reasonable out-of-pocket expenses incurred by the Administrative Agent, the Purchaser or FSA in connection with such inspections and audits. The Servicer shall, upon reasonable notice and during normal business hours, make available its officers, directors, employees, representatives, agents and accountants to discuss with the Administrative Agent, the Purchaser and FSA all financial statements and other information relating to the Servicer or the Purchased Receivables and shall deliver any document or instrument necessary for the Administrative Agent, the Purchaser and FSA as they may from time to time request, to obtain records from any service bureau or other Person which maintains records for the Servicer. Representatives of other Affected Parties may accompany the Administrative Agent's or the Purchaser's representatives on regularly scheduled audits at no charge to the Servicer or the Seller.

                  (f) PAYMENT, PERFORMANCE AND DISCHARGE OF OBLIGATIONS. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

                  (g) ERISA. The Servicer shall give Administrative Agent and FSA prompt written notice of any event that could result in the imposition of a Lien under SECTION 412 of the IRC or SECTION 302 OR 4068 of ERISA.

                  (h) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Servicer shall, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under any Contracts related to a Purchased Receivable (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Purchased Receivables to the extent such obligations are set forth in a document included in the related Contract File) and shall comply with the Credit and Collection Policy with respect to all such Contracts and the Receivables and Financed Vehicles relating thereto, except where the failure to so comply is not reasonably likely to result is an Material Adverse Effect.

                  (i) COLLECTIONS. The Servicer shall instruct all Obligors to cause all Collections to be deposited directly to a Lockbox Account and, within one (1) Business Day after receipt into a Lockbox Account, all such Collections shall be remitted to a Blocked Account.

                  (j) FACILITY DOCUMENTS. The Servicer shall comply in all material respects with the terms of and employ the procedures outlined in this Agreement, and all of the other Related Documents to which it is a party and take all such action to such end as may be from time to time reasonably requested by the Controlling Party.

                  (k) INSURANCE. The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle, at the time of origination of the related Receivable, be insured by the related Obligor under an insurance policy and that such insurance policy names the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as an additional insured. Each Receivable shall permit the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. The Servicer may sue to enforce or collect upon the insurance policies in its own name or as agent of the Administrative Agent, the Purchaser, the Primary Purchaser or FSA. If the Servicer elects to commence a legal proceeding to enforce an insurance policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Administrative Agent under such insurance policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an insurance policy on the grounds that it is not a real party in interest or a holder entitled to enforce the insurance policy, the Administrative Agent, at the Servicer's expense, shall take such steps as the Administrative Agent deems necessary to enforce such insurance policy, including bringing suit in its name or the name of the Administrative Agent for the benefit of the Purchaser, the Primary Purchaser and FSA.

                  (l) ORIGINAL CERTIFICATE OF TITLE. The Servicer shall, with respect to each Vehicle related to a Purchased Receivable for which a Certificate of Title described in paragraph (iii)(A) of the definition of "Contract File" was not included in the related Contract File on the related date of Purchase, deliver or cause to be delivered to the Custodian the original Certificate of Title naming the Administrative Agent, for the benefit of the Purchaser, the Primary Purchaser and FSA, as sole lien holder with respect to such Vehicle promptly after the issuance thereof by the appropriate office in the jurisdiction in which such Vehicle is titled but in any event not later than 120 days after such date of Purchase.

                  Section 5.03 NEGATIVE COVENANTS OF THE SELLER. The Seller covenants and agrees that, from and after the Closing Date until the Termination Date:

                  (a) SALE OF ASSETS. The Seller shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including any Vehicle, Receivable or Contract or any Related Document or any of its rights with respect to Lockbox Account or any other deposit account in which any Collections of any Receivable or other proceeds of any Receivable are deposited, except as expressly permitted by this Agreement or any of the other Related Documents.

                  (b) LIENS. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to the Receivables, Vehicles, Contracts, the Lockbox Account, the Cash Collateral Account, the Blocked Accounts, any other deposit accounts into which Collections of any Receivables or other proceeds of any Receivables are deposited, or any other properties or assets (whether now owned or hereafter acquired).

                  (c) MODIFICATIONS OF RECEIVABLES OR CONTRACTS. The Seller shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto, except for Permitted Restructurings and such other modifications of past due Receivables as the Seller deems reasonably necessary to maximize the collection thereof to the extent expressly permitted by the terms of the Credit and Collection Policy.

                  (d) CHANGES IN INSTRUCTIONS WITH RESPECT TO PAYMENTS ON PURCHASED RECEIVABLES. The Seller shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Receivables, including its instructions with respect to payments to the Lockbox Account, or in its instructions to any Person obligated to make payments in respect of any other Receivables.

                  (e) CAPITAL STRUCTURE AND BUSINESS . The Seller shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) without the prior written consent of the Administrative Agent, the Purchaser and, provided that an FSA Default has not occurred, FSA, amend its certificate or articles of incorporation or bylaws or (iii) engage in any business other than the businesses currently engaged in by it or contemplated to be engaged in by it under this Agreement and the other Related Documents.

                  (f) MERGERS, SUBSIDIARIES, ETC. The Seller shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or Capital Stock of, or otherwise combine with or acquire, any Person.

                  (g) SALE CHARACTERIZATION; TRANSFER AGREEMENTS . The Seller shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Transfer Agreements (including for accounting, tax and reporting purposes) in any manner other than as a true sale or absolute assignment of the title to and sole record and beneficial ownership interest of the Receivables, Contracts and Vehicles sold or purported to be sold thereunder.

                  (h) RESTRICTED PAYMENTS. Other than as contemplated by the Related Documents, the Seller shall not enter into any lending relationship with any of its Affiliates. The Seller shall not at any time declare any dividends, repurchase any Capital Stock, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Seller's Capital Stock if, at the time of or after giving effect to any such dividend, repurchase, return or other payment or distribution, a Service Termination Event shall have occurred and be continuing.

                  (i) INDEBTEDNESS. The Seller shall not create, incur, assume or permit to exist any Indebtedness except for (i) Indebtedness expressly contemplated under this Agreement or the Related Documents (ii) deferred taxes, and (iii) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                  (j) PROHIBITED TRANSACTIONS AND AMENDMENTS. The Seller shall not enter into, or be a party to, any transaction with any Person except as expressly contemplated hereunder or under any other Related Document. The Seller shall not amend, waive or otherwise modify the Credit and Collection Policy or any provision of any Related Document to which it is a party.

                  (k) INVESTMENTS. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Seller shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any stockholder, director, officer or employee of the Seller or any of its Affiliates, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to the purchases of Receivables and Financed Vehicles contemplated hereunder and Eligible Investments.

                  (l) COMMINGLING. The Seller shall not deposit or permit the deposit of any funds that do not constitute Collections of Receivables or other proceeds of Receivables into any Lockbox Account.

                  (m) ERISA. The Seller shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under SECTION 412 of the IRC or Section 302 or 4068 of ERISA.


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

                  Section 5.04 NEGATIVE COVENANTS OF THE SERVICER. The Servicer covenants and agrees that, from and after the Closing Date until the Termination Date:

                  (a) LIENS. The Servicer shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Related Documents, whether with respect to Receivables, Vehicles, Contracts, the Lockbox Account, the Cash Collateral Account, the Blocked Accounts or any other deposit account in which Collections of any Receivable of the Seller or other proceeds of any Receivables are deposited or otherwise.

                  (b) MODIFICATIONS OF RECEIVABLES OR CONTRACTS. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto, except for Permitted Restructurings and such other modifications of past due Receivables as the Servicer deems reasonably necessary to maximize the collection thereof to the extent expressly permitted by the Credit and Collection Policy.

                  (c) CHANGES IN INSTRUCTIONS WITH RESPECT TO PAYMENTS ON PURCHASED RECEIVABLES. The Servicer shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Receivables, including its instructions with respect to payments to the Lockbox Account, or in its instructions to any Person obligated to make payments in respect of any other Receivables.

                  (d) CAPITAL STRUCTURE AND BUSINESS. The Servicer shall not (i) change the Seller's capital structure so that it ceases to be a wholly owned Subsidiary of MCII Coaches Inc., or (ii) make any changes in any of its business objectives, purposes or operations that would be reasonably expected to have a Material Adverse Effect.

                  (e) MERGERS. The Servicer shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or Capital Stock of, or otherwise combine with or acquire, any Person, except that the Servicer shall be allowed to merge with any Affiliate so long as the Servicer (i) remains the surviving corporation of such merger and (ii) shall have given prior written notice of such merger to the Administrative Agent.

                  (f) COMMINGLING. The Servicer shall not deposit or permit the deposit of any funds that do not constitute Collections of Receivables or other proceeds of any Receivables into the Lockbox Account.

                  (g) ERISA. The Servicer shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under SECTION 412 of the IRC or SECTION 302 or 4068 of ERISA.

                  (h) SERVICING OBLIGATIONS. The Servicer will not (i) amend, waive or otherwise modify the Credit and Collection Policy in any material respect without the prior written consent of the Administrative Agent and FSA,
(ii) agree to any amendment, waiver or other modification of the Related Document to which it is a party or (iii) interpose any claims, offsets or defenses it may have as against the Seller as a defense to its performance of its obligations in favor of any Affected Party hereunder or under any other Related Documents.


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

                  Section 5.05 REPORTING COVENANTS OF THE SELLER AND THE SERVICER. From and after the Closing Date and until the Termination Date, the Seller and the Servicer shall furnish, or cause to be furnished, to the Administrative Agent and FSA:

                                    (a) monthly, as soon as available, but in no
                  event later than the Report Delivery Date, a Monthly Report in the form of EXHIBIT A, together with a certificate of an officer of the Seller with appropriate knowledge certifying that the Seller is in compliance with respect to the maintenance of all insurance and the payment of taxes required hereunder;

                                    (b) quarterly, with each Monthly Report
                  delivered pursuant to SECTION 5.05(i) in January, April, July and October of each year, a computer tape in an MS-DOS, PC readable ASCII format or format reasonably acceptable to the Administrative Agent, which shall contain the following information with respect to each Purchased Receivable: the name, address and telephone number of the related Obligor and the account number for each Contract, the collection status, the contract status, the Outstanding Balance for each Contract, the repossession agent for repossessed Vehicles and the broker for sold or leased Vehicles;

                                    (c) (i) as soon as available and in any
                  event within 120 days after the end of each Fiscal Year, a copy of the unaudited consolidated financial statements for such year for the Servicer and its consolidated Subsidiaries, including the prior comparable period (if any) from the preceding fiscal year, together with consolidating financial statements for the Servicer certified by an officer of the Servicer with appropriate knowledge stating that the information set forth therein fairly presents the financial condition of the Servicer and its consolidated Subsidiaries as of and for such Fiscal Year, with all such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except for changes in the application of GAAP approved by the Servicer's accountants in accordance with GAAP and disclosed therein), and (ii) as soon as received by the Servicer with respect to any fiscal year, a copy of the audited consolidated financial statements for such year for Motor Coach and its consolidated Subsidiaries, including the prior comparable period (if any) from the preceding fiscal year and certified by a nationally recognized firm of independent accountants (the report of which shall be unqualified), together with consolidating financial statements for Motor Coach certified by an officer of Motor Coach with appropriate knowledge stating that the information set forth therein fairly presents the financial condition of Motor Coach and its consolidated Subsidiaries as of and for such fiscal year, with all such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except for changes in the application of GAAP approved by such accountants in accordance with GAAP and disclosed therein);

                                    (d) as soon as available and in any event
                  within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter of each Fiscal
                  Year), an unaudited consolidated and consolidating balance


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

                  sheet of the Servicer and its consolidated Subsidiaries as of the end of such Fiscal Quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income and retained earnings, and of cash flow, of the Servicer and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an officer of the Servicer with appropriate knowledge identifying such documents as being the documents described in this PARAGRAPH
                  (iv) and stating that the information set forth therein fairly presents the financial condition of the Servicer and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments and confirming that the Servicer is in compliance with all financial covenants in this Agreement;

                                    (e) as soon as possible and in any event
                  within five days after the occurrence of a Servicer Termination Event, the statement of an officer of the Seller setting forth complete details of such Servicer Termination Event and the action which the Seller has taken, is taking and proposes to take with respect thereto;

                                    (f) as soon as available and in any event
                  within 120 days after the end of each fiscal year, a report from a nationally recognized firm of independent accountants (upon which report, the Administrative Agent, Custodian and the Purchaser may rely) to the Administrative Agent and the Purchaser to the effect that such accountants have applied the agreed upon procedures agreed to by the Servicer, the Administrative Agent and, provided that an FSA Default has not occurred, FSA with respect to (a) the Servicer's compliance with any accounting and financial covenants in this Agreement and (b) the substantial compliance with this Agreement in the preparation of the Monthly Reports delivered during the previous fiscal year, and that, on the basis of such procedures, such accountants have uncovered no exceptions, except as set forth in such statement;

                                    (g) promptly, from time to time, such
                  other information, documents, records or reports respecting the Receivables or the Contracts or the Vehicles or the condition or operations, financial or otherwise, of the Servicer or the Seller, as the Administrative Agent, FSA or the Purchaser may reasonably request from time to time;

                                    (h) upon any request from the
                  Administrative Agent or FSA and in any event, on or before 120 days after the end of each fiscal year, (i) an officer's certificate of the Seller, dated the date of such delivery, bringing down to such date the matters set forth in the officer's certificate in the form of EXHIBIT H and (ii) an officer's certificate of the Servicer, dated the date of such delivery, bringing down to such date the matters set forth in the officer's certificate in the form of EXHIBIT H;


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

                                    (i) promptly, notification in writing of
                  any litigation, legal proceeding or dispute, whether or not in the ordinary course of business, which may in any respect materially and adversely affect the Seller or the Servicer;

                                    (j) prompt written notice of any ERISA
                  Event;

                                    (k) within 10 days after receipt of any
                  Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, which propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of SECTION 1504(a)(1) of the Code) of which the Seller is a member which equal or exceed $1,000,000 in the aggregate, telephonic, telex or telecopied notice (confirmed in writing within 5 Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;
                                    (l) promptly upon discovery thereof,
                  written notice of any other event, circumstance or condition that has resulted in or is reasonably likely to result in a Material Adverse Effect with respect to the Seller;

                                    (m) promptly upon receipt thereof, copies
                  of any notices received from or delivered to the Transaction L/C Issuer, the Seller, the Servicer or any Affiliate of any of the foregoing with respect to the termination or extension of the Transaction Letter of Credit; PROVIDED, that the Seller shall deliver, or cause to be delivered, not later than 60 days prior to the then current termination date of the Transaction Letter of Credit, a request to the Transaction L/C Issuer for the extension of the Transaction Letter of Credit for at least one additional year; and

                                    (n) within 15 days after any Purchase
                  (other than the initial Purchase) in excess of $15,000,000, or if no such Purchase has occurred during any Fiscal Quarter, on the last Business Day of such Fiscal Quarter, an updated tax certificate, a tax lien search and the information described in SECTION 3.01(c).

                                   ARTICLE VI.
                          ADMINISTRATION AND COLLECTION

                  Section 6.01 RETENTION AND TERMINATION OF SERVICER The servicing, administering and collection of the Receivables shall be conducted by the Person (the "SERVICER") so designated from time to time in accordance with this Section 6.01. Subject to early termination due to the occurrence of a Servicer Termination Event or as otherwise provided below in this SECTION 6.01, BusLease shall serve as Servicer for an initial term commencing on the date hereof and expiring on June 30, 2000, which term, unless terminated, shall be extendible by the Controlling Party for successive terms thereafter of one calendar quarter each (in each case on the next succeeding day that is March 31, June 30, September 30 or December 31 of such year) as specified in a writing (each a "SERVICER EXTENSION NOTICE") delivered by the Controlling Party not later than the twentieth (20th) day prior to the expiration of each current term to the Servicer and the Administrative Agent, until the termination of this Agreement. The Servicer hereby agrees that,


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

upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the duration of the term covered by such notice, to continue as Servicer subject to and in accordance with the provisions of this Agreement. The Administrative Agent agrees that if, as of the fifteenth
(15th) day prior to the last day of any term of the Servicer, the Administrative Agent shall not have received any Servicer Extension Notice from the Controlling Party, the Administrative Agent, shall, within five (5) days thereafter, give written notice of such non-receipt to the Controlling Party (if not the Administrative Agent) and the Servicer. Any designation of a successor Servicer under this Agreement shall become effective upon such successor Servicer's agreement to perform the duties and obligations of the Servicer pursuant to the terms hereof. and BusLease shall continue to perform the obligations of the Servicer hereunder and be paid the Servicing Fee until such successor Servicer shall have assumed the responsibilities and obligations of the Servicer. The Servicer may, with the prior consent of Controlling Party, subcontract with any other Person for the servicing, administering or collecting the Purchased Receivables; PROVIDED that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof.

                  (b) Upon the termination or resignation of the Servicer, whether by reason of the expiration of the Servicer's term, a Servicer Termination Event, or any other reason, the Backup Servicer shall, upon the receipt of notice of such resignation or termination, within 30 days commence servicing activities in place of BusLease, in accordance with the Backup Servicing Agreement and shall, for the purposes of this Agreement, become Servicer. Until such time as the Controlling Party notifies BusLease that the Backup Servicer has commenced servicing activities in the place of BusLease, BusLease shall continue to perform the obligations of the Servicer hereunder and be paid the Servicing Fee. Upon the Backup Servicer's assumption of the obligations of Servicer pursuant to this Agreement and the Backup Servicing Agreement, the Servicer shall deliver to the Backup Servicer all documents and instruments and monies held by it under this Agreement, and the Servicer and the Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Backup Servicer all such rights, powers, duties, and obligations.

                  Notwithstanding anything contained herein to the contrary, the resignation or termination of the Servicer shall not become effective until the Backup Servicer or an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Servicer.

                  (c) Neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer, as the case may be, except upon a determination that by reason of a change in legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, or Backup Servicer, as the case may be, and the Controlling Party does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer, as the case may be, pursuant to this Section 6.01(c) shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Controlling Party. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Servicer.

                  (d) Any Person (i) into which the Servicer or Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or Backup Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation.

                  (e) In the event the Backup Servicer assumes the obligations of the Servicer pursuant to this Section 6.1, the Backup Servicer shall also thereupon so assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the Backup Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to the Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Backup Servicer, except that the Servicer shall not thereby be relieved of any liability or obligations to the Lockbox Bank under such Lockbox Agreement. The Servicer shall, upon request of the Administrative Agent, but at the expense of the Servicer, deliver to the Backup Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the Backup Servicer.

                  (f) If the Backup Servicer assumes the role of successor Servicer, (A) the Backup Servicer may appoint a subservicer to perform its duties and obligations as successor Servicer or outsource any of its duties and obligations as successor Servicer (PROVIDED that no such delegation or outsourcing shall relieve the Backup Servicer of its obligations as the successor Servicer) and (B) the Backup Servicer shall, by the fifth (5th) Business Day following the day of such assumption of duties, determine which licenses, approvals and consents were necessary or required to be obtained by BusLease (and BusLease shall promptly provide the Backup Servicer a list of all licenses BusLease then has) in connection with the performance of its obligations as Servicer and as soon as reasonably practicable thereafter obtain all licenses, approvals and consents necessary or required to be obtained in connection with the performance by the Backup Servicer of its obligations as successor Servicer hereunder, except where the failure to so obtain such licenses, approvals or consents is not reasonably likely to have a material adverse effect on the Backup Servicer's ability to perform its obligations as successor Servicer hereunder.

                  Section 6.02 DUTIES OF THE SERVICER.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect the Purchased Receivables from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, the Purchaser and the Administrative Agent hereby appoints the Servicer, from time to time designated pursuant to SECTION 6.01 hereof, as agent for itself and in its name to enforce and administer their respective rights and interests in the Purchased Receivables, the Vehicles and the related Contracts.

                  (b) The Servicer shall administer the Collections in respect of the Purchased Receivables in accordance with the procedures described herein and in SECTION 2.03. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in any Lockbox Account to a Blocked Account by the close of business on the first Business Day following the date such Collections are received in such Lockbox Account. The Servicer shall promptly (but in no event later than one Business Day after the receipt thereof) deposit all Collections received directly by it into a Blocked Account. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer, in immediately available funds.

                  (c) If no Servicer Termination Event shall have occurred, BusLease, while it is the Servicer, may, subject to SECTION 5.04(b), extend the Term (as defined in the related Contract) of any Contract or adjust the Outstanding Balance of any Purchased Receivable as BusLease deems appropriate to maximize Collections in respect thereof.

                  (d) The Servicer shall hold in trust for the Purchaser and the Seller in accordance with their respective interests, all Records that evidence or relate to the Purchased Receivables not previously delivered to the Custodian and shall, as soon as practicable upon demand of the Administrative Agent, make available, or, upon the occurrence and during the continuation of a Servicer Termination Event, deliver to the Administrative Agent all Records in its possession which evidence or relate to Purchased Receivables.

                  (e) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller, any cash collections or other cash proceeds received with respect to each Receivable which does not constitute a Purchased Receivable.

                  (f) The Servicer shall, from time to time at the reasonable request of the Purchaser, furnish to the Purchaser (promptly after any such request) a calculation of the amounts set aside for the Purchaser pursuant to
SECTION 2.03 hereof.

                  (g) The Servicer shall prepare and forward to the Seller, the Purchaser, the Administrative Agent and FSA Monthly Reports provided for in
SECTION 5.05(i) together with such additional information as may be reasonably requested by the Seller, the Purchaser, the Administrative Agent or, provided that an FSA Default has not occurred, FSA.

                  (h) The Servicer will, to the extent permitted by applicable law and with respect to any amount received and not paid by the Servicer when required to be paid hereunder, pay on demand interest to the Purchaser and/or any other party entitled thereto at a rate per annum equal to [**]% above the Base Rate, PROVIDED, HOWEVER, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

                  (i) The Servicer's authorization under this Agreement will terminate upon payment in full of all amounts payable to the Seller, the Purchaser and the Servicer under this Agreement, provided that no further Purchases are to be made under this Agreement.

                  (j) Upon the occurrence of an Insurance Agreement Event of Default, the Servicer, at the written direction of the Controlling Party, shall take or cause to be taken such action as may be necessary or desirable to perfect or re-perfect the security interests in the Vehicles securing the Contracts in the name of the Administrative Agent, on behalf of the Purchaser, the Primary Purchaser and FSA, by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent and shall deliver to the Administrative Agent any Contract File or portion thereof that is currently in the possession of the Servicer, including the original certificates of title.

                  Section 6.03 RIGHTS OF THE ADMINISTRATIVE AGENT.At any time, upon at least five (5) Business Days' notice to the Servicer and the Seller unless either the Administrative Agent or FSA, as the case may be, determines in its sole discretion that it would be reasonably impractical or inadvisable to give such notice five (5) Business Days in advance (in which case notice shall be given on the date any action described in clauses (i) through (iii) below is taken, provided that the failure to give such notice on such date shall not prohibit the Administrative Agent or FSA, as applicable, from taking any such action) following the occurrence of a Servicer Termination Event:

                                    (a) The Servicer shall, at the
                  Administrative Agent's or, provided that an FSA Default has not occurred, FSA's request and at the expense of the Servicer, notify each Obligor of a Purchased Receivable of the interest of the Purchaser under this Agreement and direct the Obligors to make Scheduled Contract Payments with respect to the Purchased Receivables directly to the Administrative Agent or its designee.

                                    (b) The Servicer shall, at the
                  Administrative Agent's or, provided that an FSA Default has not occurred, FSA's request and at the expense of the Servicer, assemble all of the Records in the Servicer's possession that evidence or relate to the Purchased Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Purchased Receivables, and shall make the same available to the Administrative Agent or its designee, at a place reasonably selected by the Administrative Agent.

                                    (c) The Seller and the Servicer hereby
                  irrevocably appoint the Administrative Agent their attorney-in-fact, with full power and authority in place and stead of the Seller or BusLease in the name of the Seller or the Servicer, as the case may be, or otherwise to take any and all steps in the Seller's or the Servicer's name and on behalf of the Seller or the Servicer that are necessary or desirable, in the reasonable determination of the Administrative Agent, to collect amounts due under the Purchased Receivables, including, without limitation, endorsing the Seller's or the Servicer's name on checks and other instruments representing Collections of Purchased Receivables, enforcing the Purchased


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

                  Receivables and the Related Security and related Contracts and causing the title to each Vehicle related to a Purchased Receivable to be retitled in the name of the Administrative Agent.

                  Section 6.04 RESPONSIBILITIES OF THE SERVICER. Anything herein to the contrary notwithstanding:

                  (a) The Servicer shall perform its obligations under the Contracts related to the Purchased Receivables to the same extent as if Purchased Receivables had not been sold and the exercise by the Administrative Agent and by the Purchaser of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Purchased Receivables or under the related Contracts; and

                  (b) Neither the Administrative Agent, FSA nor the Purchaser shall have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or the Servicer thereunder.

                  Section 6.05 FURTHER ACTIONS EVIDENCING PURCHASES.

                  (a) The Seller shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Administrative Agent, the Purchaser or, provided that an FSA Default has not occurred, FSA may reasonably request, to protect or more fully evidence the interest of the Purchaser in the Purchased Receivables, or to enable the Purchaser or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder or under the other Related Documents. Without limiting the foregoing, the Seller will upon the request of the Purchaser, the Administrative Agent or, provided that an FSA Default has not occurred, FSA (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Purchaser or the Administrative Agent may reasonably request, to perfect, protect or evidence such Purchased Receivables; and (ii) mark its master data processing records evidencing Purchased Receivables and the related Contracts with a legend, acceptable to the Purchaser, evidencing that interests therein have been sold.

                  (b) The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto, relating to the Purchased Receivables (other than Financed Vehicles securing a Purchased Receivable), the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law, PROVIDED, that nothing contained herein shall be deemed to give any Person authority to sign on behalf of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (c) If the Servicer fails to perform any of its obligations hereunder, the Purchaser or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser's or the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is BusLease or an Affiliate thereof) as provided in SECTION 8.01.


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                  Section 6.06 SERVICER FEE. The Servicer (if BusLease, an
Affiliate of BusLease or the Backup Servicer) shall be paid a collection fee (the "SERVICER FEE") at the rate of [**]% per annum on the Outstanding Balance as of the last Business Day of each calendar month of the Purchased Receivables, payable in arrears on the Settlement Date immediately following such calendar month in accordance with, and subject to the priority of payment set forth in, Section 2.03(c). If the Servicer is not BusLease, an Affiliate of BusLease or the Backup Servicer, the Servicer Fee shall be calculated based on the average of the market rates quoted by three Persons in the business of servicing assets comparable to the Purchased Receivables, which Persons shall be selected by the Controlling Party. The Servicer Fee shall not be amended by the parties hereto without the written consent of the Backup Servicer and FSA.

                  Section 6.07 CLAIMS UNDER POLICY.

                  (a) In accordance with the provisions of the Policy, FSA is required to pay to the Administrative Agent the Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third (3rd) Business Day (as defined in the Policy) following Receipt (as defined in the Policy) on a Business Day (as defined in the Policy) of the Notice of Claim, and (ii) the applicable Settlement Date. Any payment made by FSA under the Policy shall be applied solely to the payment of Yield and the Investment, and for no other purpose.

                  (b) The Administrative Agent shall (i) receive as attorney-in-fact of the Purchaser any Policy Claim Amount from FSA and (ii) deposit the same in the Purchaser's Account for distribution to the Purchaser. Any and all Policy Claim Amounts paid to the Administrative Agent under the Policy shall not be considered payment with respect to Yield or the Investment, and shall not discharge the obligations of the Seller with respect thereto. FSA shall, to the extent it makes any payment with respect to Yield or the Investment, become subrogated to the rights of the Purchaser to the extent of such payments. Subject to and conditioned upon any payment with respect to Yield or the Investment by or on behalf of FSA, the Administrative Agent, on behalf of the Purchaser, shall assign to FSA all rights of the Purchaser to the payment of Yield or the Net Investment, as the case may be, which are then due for payment to the extent of such payment. The foregoing subrogation shall in all cases be subject to the rights of the Purchaser to receive all Scheduled Payments in respect of Yield and the Investment.

                  (c) The Administrative Agent shall keep a complete and accurate record of all payments by FSA under the Policy and the allocations thereof to the payment of Yield and the Investment. FSA shall have the right to inspect such records at reasonable times upon one Business Day's prior written notice to the Administrative Agent.

                  (d) The Administrative Agent shall be entitled to enforce on behalf of the Purchaser the obligations of FSA under the Policy. Notwithstanding any other provision of this Agreement or any Related Document, the Purchaser is not entitled to institute proceedings directly against FSA unless the Administrative Agent has failed to do so within 30 days after the Purchaser has requested the Administrative Agent to institute proceedings against FSA.


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                  Section 6.08  PREFERENCE CLAIMS.

                  (a) In the event that the Administrative Agent has received a certified copy of an order of the appropriate court that any payment on a Purchased Receivable has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Administrative Agent shall so notify FSA, shall comply with the provisions of the Policy to obtain payment by FSA of such avoided payment, and shall, at the time it provides notice to FSA, notify the Purchaser by mail that, in the event that such payment is so recoverable, the Purchaser will be entitled to payment pursuant to the terms of the Policy. The Administrative Agent shall furnish to FSA its records evidencing the payments on Purchased Receivables, if any, which are subject to such recovery from the Purchaser, and the dates on which such payments were made. Pursuant to the terms of the Policy, FSA will make such payment on behalf of the Purchaser to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Policy) and not to the Administrative Agent or the Purchaser directly (unless the Purchaser has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case FSA will make such payment to the Administrative Agent for distribution to the Purchaser upon proof of such payment by the Purchaser reasonably satisfactory to FSA).

                  (b) The Administrative Agent shall promptly notify FSA of any proceeding or the institution of any action (of which the Administrative Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any payment made with respect to the Purchased Receivables. The Purchaser and the Administrative Agent hereby agree that so long as an FSA Default shall not have occurred and be continuing, FSA may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of FSA, but subject to reimbursement as provided in the Insurance Agreement.

                  Section 6.09 SURRENDER OF POLICY. The Administrative Agent shall surrender the Policy to FSA for cancellation upon the expiration or termination of the Policy in accordance with the terms thereof.

                                  ARTICLE VII.
                           SERVICER TERMINATION EVENTS

                  Section 7.01 SERVICER TERMINATION EVENTS. If any of the following events ("SERVICER TERMINATION EVENTS") shall occur and be continuing:

                  (a) the Seller or the Servicer (if BusLease or an Affiliate thereof) shall fail to make any payment or deposit required hereunder on the first Business Day after the due date thereof; or

                  (b) any representation or warranty made or deemed made by the Seller, the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach (or any of their


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

respective Responsible Officers) in this Agreement or any Related Document or in any written report delivered by any of them pursuant hereto shall prove to have been incorrect or untrue in any respect when made or deemed made or delivered, the effect of which is to materially adversely affect the Purchaser's interest in, or the collectibility of, the Purchased Receivables; PROVIDED, HOWEVER, that the breach of any of the representations or warranties contained in SECTION 4.01(n), (o), (q), (r), (s) (but only to the extent that such representation or warranty relates to a Purchased Receivable), (v), (x),
(y), (cc) or (ff) shall not be a Servicer Termination Event hereunder if the Seller or the Servicer, as the case may be, shall have complied with SECTION 2.03(g) with respect thereto; or

                  (c) the Seller, the Servicer (if BusLease or an Affiliate thereof) any Transferor or Motor Coach shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any Related Document on its part to be performed or observed and any such failure shall materially adversely affect the Purchaser's interest in, or the collectibility of, the Purchased Receivables; PROVIDED, HOWEVER, that the failure to perform or observe any term, covenant or agreement contained in SECTION 5.03(a) shall not be a Servicer Termination Event hereunder if the Seller or the Servicer shall have complied with SECTION 2.03(g) with respect thereto; or

                  (d) the Seller, the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach shall (i) default in making any payment of principal of any Indebtedness on the scheduled or original due date beyond the period of grace, if any, with respect thereto; or (ii) default in making any payment of any interest on such Indebtedness beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary ) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become payable; PROVIDED, that, in each case, other than with respect to the Seller, such Indebtedness is in excess of $5,000,000; or

                  (e) any assets of the Seller, the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any such Person and such condition continues for thirty (30) days or more; PROVIDED, that, in each case, other than with respect to the Seller, the aggregate book value of such assets is in excess of $1,000,000; or

                  (f) a case or proceeding shall have been commenced against any of the Seller, the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach seeking a decree or order in respect of any such Person (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person,


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

PROVIDED that if such case or proceeding is not commenced against the Seller, then a Servicer Termination Event shall not occur under this SECTION 7.01(f) or
(g) unless such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                  (g) any of the Seller, the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

                  (h) a final judgment or judgments for the payment of money not fully covered by insurance in excess of $5,000,000 (net of insurance coverage) in the aggregate at any time outstanding shall be rendered against the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

                  (i) any final judgment or order for the payment of money shall be rendered against the Seller, and the same shall not have been discharged thereof by full payment prior to the expiration of any period for filing appeal; or

                  (j) any Related Document or any material provision of any thereof shall for any reason terminate or otherwise cease to be valid, binding and enforceable in accordance with its terms (or the Seller, any Affiliate thereof or any other party to any Related Document (other than the Administrative Agent or the Purchaser) shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any Related Document or any provision of any thereof has terminated or ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security or ownership interest created under any Related Documents shall cease to be a valid and perfected first priority security or ownership interest or Lien (except as otherwise permitted herein or therein) in any Purchased Receivables or property purported to be covered thereby; or

                  (k) the Seller shall not be a 100% direct or indirect wholly-owned Subsidiary of MCII Coaches, Inc. or the Servicer (if BusLease or an Affiliate thereof) shall not be a 100% direct or indirect wholly-owned Subsidiary of Motor Coach; or

                  (l) any change in ownership of any of the MCII Group or any change in their respective roles under this Agreement or any other Related Document that conflicts with the "Assumptions of Fact" section in the opinion of Skadden, Arps, Slate Meager & Flom, dated the date hereof, relating to certain nonconsolidation matters.


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

                  (m) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Seller, the Servicer (if BusLease or an Affiliate thereof), any Transferor or Motor Coach; or

                  (n) S&P's long-term issuer rating or Moody's issuer rating of Motor Coach, or similar indication of the long-term, unsecured and unsubordinated indebtedness of Motor Coach shall have been withdrawn or downgraded below "B" or "B2" by S&P or Moody's, as the case may be; or

                  (o) (i) any Transfer Agreement shall for any reason fail to constitute the transfer to the Seller of the legal and equitable title to, and ownership of, the Receivables, Contracts and Financed Vehicles purported to be transferred thereunder, or (ii) a default or breach shall occur under any other provision of any Transfer Agreement or under any other provision of any other Related Document and the same shall remain unremedied subject only to cure periods therein after written notice thereof shall have been given by Administrative Agent to the Seller; or

                  (p) (i) the Four-Month Default Ratio shall at any time be greater than [**]%, (ii) the Four-Month Net Default Ratio shall at any time be greater than [**]%, (iii) the Recovery Rate shall at any time be less than [**]%, (iv) the Consolidated Senior Leverage Ratio shall at any time be greater than the Maximum Permitted Leverage Ratio for the fiscal period ending on March 31 most recently completed, (v) the Consolidated Fixed Charge Coverage Ratio shall at any time be less than the Minimum Permitted Fixed Charge Coverage Ratio for the fiscal period ending on March 31 most recently completed, or (vi) the Delinquency Ratio shall at any time be greater than [**]%; or

                  (q) the sum of the Stated Amounts of the Transaction Letters of Credit PLUS the amount on deposit in the Cash Collateral Account shall be less than the Required Credit Enhancement and such deficiency shall not be cured within 30 days; or

                  (r) FSA shall be required to make a payment under the Policy;
or

                  (s) any Insurance Agreement Event of Default shall have occurred and be continuing;

then, the Controlling Party shall, upon at least five (5) Business Days' notice to the Servicer and the Seller (unless the Controlling Party determines in its sole discretion that it would be reasonably impractical or inadvisable to give such notice), remove the Servicer, appoint the Backup Servicer (who shall assume the obligations of the Servicer within thirty (30) days in accordance with
SECTION 6.01(e)) or, if the Backup Servicer is in default under the Backup Servicing Agreement, any other Person as the new Servicer, take control of the Lockbox Accounts (by delivering to the Lockbox Banks a notice in substantially the form of Attachment A to EXHIBIT I), take control of the Blocked Accounts (as described in Section 2.06(d)), notify the Obligors of its interest in the Purchased Receivables and exercise all other incidences of ownership in the Purchased Receivables.


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

         In addition to the rights and remedies described above, upon the occurrence of a Servicer Termination Date, the Purchaser or the Administrative Agent may, in its sole discretion, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); PROVIDED, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in Section 7.01(f) or (g), the Facility Termination Date shall occur. Upon any such declaration or designation or upon any such automatic termination, the Servicer shall prepare and forward to the Purchaser the Administrative Agent and the Backup Servicer, within one Business Day after the Facility Termination Date, a Monthly Report relating to the Purchased Receivables immediately preceding the Facility Termination Date, and (ii) the Purchaser and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                  Following the occurrence of a Servicer Termination Event and the appointment of a successor Servicer, the Purchaser shall have the right, with the consent of FSA, to remove and, if requested by FSA, shall remove any successor Servicer and to take the other actions described above at any time in its sole discretion; PROVIDED, HOWEVER, that the consent of FSA shall not be required and the instructions of FSA need not be followed if an FSA Default has occurred.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

                  Section 8.01 INDEMNITIES BY THE SELLER. Without limiting any other rights that the Administrative Agent, FSA or the Purchaser or any Affiliate thereof and their respective officers, directors, employees and agents (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys fees and expenses but excluding administrative overhead) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or the use of proceeds of Purchases or the ownership of Purchased Receivables or in respect of any Receivable or any Contract, excluding, however, Indemnified Amounts (a) to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) the effect of which would constitute recourse for nonpayment or delayed payment of Receivables due to the creditworthiness or financial ability to pay of the Obligors. Without limitation of the generality of the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                                    (a) the Seller's or the Servicer's failure
                  to pay when due any taxes (including sales, excise or personal property taxes) payable in connection with the Receivables;

                                    (b) any Purchased Receivable not being at
                  the date of the Purchase an Eligible Receivable;


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

                                    (c) reliance on any written representation
                  or warranty made or deemed made by the Seller, the Servicer (if BusLease or any Affiliate thereof), any Transferor or Motor Coach (or any of their respective Responsible Officers) under or in connection with this Agreement or any other Related Documents which shall have been incorrect when made or deemed made;

                                    (d) the failure by the Seller, the Servicer
                  (if BusLease or an Affiliate thereof), any Transferor or Motor Coach to comply with any covenant set forth in this Agreement or any other Related Document or any applicable law, rule or regulation with respect to any Purchased Receivable, or the non-conformity of any Purchased Receivable with any such applicable law, rule or regulation;

                                    (e) the failure to vest in the Purchaser a
                  security interest (as defined in the UCC) in a Purchased Receivable and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                                    (f) the failure to vest in the Seller all
                  right, title and interest in the Receivables purchased by the Seller from any Transferor pursuant to a Transfer Agreement, free and clear of any Adverse Claim;

                                    (g) the failure to have filed, or any
                  delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Receivable and Collections in respect thereof, whether at the time of any Purchase or at any subsequent time, to the extent contemplated by this Agreement and the Transfer Agreement;

                                    (h) any dispute, claim, offset or defense
                  (other than discharge in bankruptcy of the Obligor or other similar statutory relief applicable to an Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim related to such Purchased Receivable;

                                    (i) any failure of BusLease, as the
                  Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of this Agreement;

                                    (j) the commingling of Collections of
                  Purchased Receivables at any time with other funds of the Seller or the Servicer;

                                    (k) any action or omission by the Seller or
                  the Servicer reducing or impairing the rights of the Purchaser with respect to any Purchased Receivables or the value of any Purchased Receivables, except in accordance with the Credit and Collection Policy and as permitted by this Agreement;


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

                                    (l) any failure of the Seller to give
                  reasonably equivalent value to a Transferor in consideration of the sale by such Transferor to the Seller of any Receivables, or any attempt by any Person to void any such sale under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                                    (m) any products liability claim,
                  personal injury or property damage suit, any claim, loss, liability (including without limitation, attorneys' fees) or damages related to the ownership, leasing, operation or maintenance of the Financed Vehicles, the Purchased Receivables or any part thereof, whether arising under strict liability in tort or otherwise, or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable;

                                    (n) any investigation, litigation or
                  proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Purchases, the ownership of any Purchased Receivable, or Contract or any other investigation, litigation or proceeding relating thereto in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; or

                                    (o) any Servicer Termination Event
                  described in clause (f) or (g) of SECTION 7.01; or

                                    (p) the assignment or termination
                  (including the payment of breakage fees) of any Hedge
                  Agreement.

                  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Seller hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section which is permissible under applicable law.

                  Section 8.02 INDEMNITIES BY THE SERVICER. Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against Indemnified Amounts arising out of or resulting from this Agreement, excluding, however, Indemnified Amounts (a) to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) the effect of which would constitute recourse for nonpayment or delayed payment of Receivables due to the creditworthiness or financial ability to pay of the Obligors. Without limitation of the generality of the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                                    (a) the Servicer's failure to pay when due
                  any taxes (including sales, excise or personal property taxes) payable in connection with the Receivables;

                                    (b) reliance on any written representation
                  or warranty made or deemed made by the Servicer under or in connection with this Agreement or any


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

                  other Related Documents which shall have been incorrect when made or deemed made;

                                    (c) the failure by the Servicer to comply
                  with any covenant set forth in this Agreement or any other Related Document or any applicable law, rule or regulation with respect to any Purchased Receivable, or the non-conformity of any Purchased Receivable with any such applicable law, rule or regulation;

                                    (d) the failure to have filed, or any delay
                  in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Receivable and Collections in respect thereof, whether at the time of any Purchase or at any subsequent time, to the extent contemplated by this Agreement and the Transfer Agreement;

                                    (e) any failure of the Servicer to perform
                  its duties or obligations in accordance with the provisions of this Agreement;

                                    (f) any action or omission by the Servicer
                  reducing or impairing the rights of the Purchaser with respect to any Purchased Receivables or the value of any Purchased Receivables, except in accordance with the Credit and Collection Policy and as permitted by this Agreement; or

                                    (g) any Servicer Termination Event
                  described in clause (f) or (g) of SECTION 7.01;

                  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Servicer hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section which is permissible under applicable law.

                  Section 8.03 INDEMNIFICATION DUE TO FAILURE TO CONSUMMATE PURCHASE. The Seller will indemnify the Purchaser and FSA on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses resulting from any failure by the Seller to consummate a Purchase after the Purchaser has accepted an offer from the Seller to make such Purchase.

                  Section 8.04  PURCHASE DISCOUNT PROTECTION.

                  (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, including Regulation D of the Board of Governors of the Federal Reserve System, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Affected Party with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,


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

                                    (i) shall subject an Affected Party to any
                  tax (except for taxes on the overall net income of such Affected Party), duty or other charge with respect to the Investment or any right to make purchases, or shall change the basis of taxation of payments to an Affected Party of its Investment or Purchase Discount (other than changes in the basis of taxation on the overall net income of such Affected Party) or any other amounts due under this Agreement in respect of its Investment or its rights, if any, to make purchases; or

                                    (ii) shall impose, modify or deem applicable
                  any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Purchase Discount), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

                                    (iii) shall impose any other condition
                  affecting the Investment or the Purchaser's rights, if any, to make purchases;

and the result of any of the foregoing is (i) to increase the cost to, or, in the case of Regulation D referred to above, to impose a cost on an Affected Party funding or maintaining the Investment, or (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

                  (b) If an Affected Party shall reasonably determine that the adoption of any applicable law, rule, regulation, directive or guideline regarding capital adequacy, or any change in or phase-in of any applicable law, rule, regulation, directive or guideline or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by an Affected Party with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

                  In determining any amount provided for in this Section 8.04, the Affected Party may use any reasonable averaging and attribution methods consistently applied to all of its customers. Any Affected Party making a claim under this Section 8.04 shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error; PROVIDED, that the failure to deliver any such certificate shall not affect the Affected Party's right to payment hereunder.

       Section 8.05 NOTICES. The Purchaser agrees to notify the Seller upon its knowledge of a claim for which it intends to seek indemnification under SECTION
8.01 or reimbursement under SECTION 8.03 from the Seller. The Seller agrees to assist the parties indemnified under SECTION 8.01, to the extent requested by them, in any action, suit or proceeding brought by or against them in connection with the indemnification granted herein.

                                   ARTICLE IX.
                            THE ADMINISTRATIVE AGENT

       Section 9.01 APPOINTMENT OF ADMINISTRATIVE AGENT. The Purchaser has appointed Canadian Imperial Bank of Commerce as its Administrative Agent. The Administrative Agent is responsible for administering and enforcing this Agreement and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser has granted the Administrative Agent the authority to take all actions necessary to assure the Seller's compliance with the terms of this Agreement and to take all actions required or permitted to be performed by the Purchaser under this Agreement.

       Section 9.02 REPLACEMENT OF ADMINISTRATIVE AGENT. The Purchaser may, at any time in its discretion, remove a Administrative Agent and appoint a new Administrative Agent, which shall have the duties described in SECTION 9.01.



                                   ARTICLE X.
                                 MISCELLANEOUS

       Section 10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless (i) in a writing signed by the parties hereto and FSA (provided that an FSA Default has not occurred), and (ii) confirmation is received by the Administrative Agent from each rating agency then rating the Notes that the then current rating of the Notes by such rating agency shall not be withdrawn or downgraded after giving effect to any such amendment, waiver or consent, and
(iii) evidence is received by the Administrative Agent from each Rating Agency that this Agreement and the transactions contemplated hereby have at least an investment grade "shadow" rating; PROVIDED that the confirmation referred to in clause (ii) above and the evidence referred to in clause (iii) above shall be required only for material amendments, waivers or consents, as determined by the Administrative Agent.

       Section 10.02 NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

       Section 10.03 COSTS, EXPENSES. In addition to the rights of indemnification granted under SECTION 8.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery of this Agreement, the Related Documents and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, (i) the reasonable fees and expenses of Latham & Watkins, counsel for the Administrative Agent and the Purchaser, (ii) all reasonable costs and expenses (including reasonable counsel fees and expenses) in connection with the amendment of this Agreement, the Related Documents and the other documents and agreements to be delivered hereunder, (iii) all costs and expenses (including counsel fees and expenses) in connection with the enforcement of this Agreement, the Related Documents and the other documents and agreements to be delivered hereunder and (iv) the reasonable preclosing fees and expenses of PricewaterhouseCoopers LLP.

       Section 10.04 PAYMENTS NET OF TAXES. All payments by the Seller and the Servicer payable under this Agreement shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholdings or other charges imposed by any taxing authority. If any withholding or deduction from any payment by the Seller or the Servicer is required to be made, then the Seller or the Servicer, as the case may be, will:

       (a) pay to the relevant authority the full amount required to be withheld or deducted;

       (b) promptly forward to the Purchaser an official receipt or other satisfactory documentation evidencing such payment to such authority; and

       (c) pay to the Purchaser any additional amounts necessary to ensure that the net amount actually received by the Purchaser will equal the full amount it would have received had no such withholding or deduction been required.

       Section 10.05 NO WAIVER; REMEDIES. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder or under any other agreement or document in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       Section 10.06 ASSIGNMENT, SUCCESSORS AND ASSIGNS. Notwithstanding anything to the contrary contained in this Agreement, except as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer and the appointment of a successor Servicer, this Agreement may not be assigned by the Purchaser, the Seller or the Servicer without the prior written consent of the Controlling Party; PROVIDED, HOWEVER, that (i) the Purchaser may assign the Purchased Receivables and its rights and obligations hereunder without the consent of the Controlling Party to CIBC, an Affiliate of CIBC, any securitization vehicle managed by the Administrative Agent, or the Primary Purchaser and (ii) the Backup Servicer shall not assign any interest herein without the prior written consent of the Administrative Agent and FSA, which consent shall not be unreasonably withheld. Prior written notice of any such assignment shall be provided to each Rating Agency by the assignor. This Agreement shall be binding upon the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Purchaser, the Administrative Agent and FSA and their respective permitted successors and assigns, if any.

       Section 10.07 CONSTRUCTION OF THE AGREEMENT. It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of chattel paper," as such term is used in Article 9 of the UCC, which sales are absolute, irrevocable and without recourse except as specifically provided herein, and shall provide the Administrative Agent, on behalf of the Purchaser and FSA, with the full benefits of ownership of the Purchased Receivables. None of the parties hereto intend for the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller secured by the Receivables. In this regard, the Seller hereby pledges and grants a security interest in and assigns to the Administrative Agent, for the benefit of the Purchaser and FSA, as security for such loans and for the payment and performance of all obligations of the Seller hereunder, all of the Seller's right title and interest in, to and under (i) the Receivables and Collections related thereto, (ii) the Blocked Accounts, the Lockbox Accounts and all funds and investments on deposit therein and credited thereto, (iii) the Transfer Agreements and (iv) proceeds of the foregoing.

       Section 10.08 NO PROCEEDINGS. Each of the Servicer, the Purchaser and the Administrative Agent hereby agrees that it will not institute against, or join any other Person in instituting against, the Seller any proceeding of the type referred to in SECTION 7.01(f) or (g).

       Section 10.09 CONFIDENTIALITY.

       (a) Unless otherwise required by applicable law, rule or regulation or by court order or process, the Seller and the Servicer agree to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; PROVIDED, that this Agreement may be disclosed to the Seller's and the Servicer's legal counsel, auditors, accountants and other advisers if they agree to hold it confidential.

       (b) The Purchaser and the Administrative Agent agree to maintain the confidentiality of any information regarding the Seller or the Servicer obtained in accordance with the terms of this Agreement which is not publicly available, but the Purchaser or the Administrative Agent may reveal such information (a) to liquidity providers, credit providers and any rating agency providing a rating for the obligations of the Purchaser or the Primary Purchaser, (b) as necessary or appropriate in connection with the administration or enforcement of this Agreement or the Purchaser's funding of Purchases under this Agreement, (c) as required by law, government regulation, court proceeding or subpoena or (d) to bank regulatory agencies and examiners (including, without limitation, those exercising jurisdiction over the Primary Purchaser). In the event that the Purchaser or the Administrative Agent is requested or required to disclose any confidential information or any information developed from confidential information, the Purchaser or the Administrative Agent, as the case may be, will provide the Seller or the Servicer with prompt written notice of any such request or requirement so that either the Seller or the Servicer may seek an appropriate protective order or waive the Purchaser's or the Administrative Agent's compliance, as the case may be, with the provisions hereof.

       Section 10.10 NO RECOURSE. The obligations of the Purchaser under this Agreement or any other agreement, instrument, document or certificate executed and delivered by or issued by the Purchaser or any officer thereof in connection herewith are solely the corporate obligations of the Purchaser. Except as expressly provided in this Agreement, no recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchaser or any officer in connection herewith, against any stockholder, member, employee, officer, director or incorporator of the Purchaser. The provisions of this SECTION 10.10 shall survive the termination of this Agreement.

       Section 10.11 GOVERNING LAW; EXECUTION IN COUNTERPARTS.

       (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF SECURITY INTERESTS.

       (b) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       Section 10.12 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT SERVICE OF PROCESS. The parties hereto hereby submit to the exclusive jurisdiction of the Courts of the State of New York and of any Federal Court located in the State of New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably waive any objection which they may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

       Section 10.13 THIRD PARTY BENEFICIARY RIGHTS.

       (a) Subject to any limitations contained in this Agreement, the Seller hereby assigns to the Purchaser, to the extent of the Purchased Receivables, all rights of the Seller against any Transferor under the Transfer Agreements. Each of the Servicer and the Seller agrees that the Purchaser shall be a third party beneficiary of the Seller's rights under the Transfer Agreements and shall be entitled to enforce such rights against the Transferor as if the Purchaser had been a party to the Transfer Agreements.

       (b) This Agreement shall inure to the benefit of FSA, and all covenants and agreements in this Agreement shall be for the benefit of and run directly to FSA, and FSA shall be entitled to rely on and, subject to the limitations set forth herein, enforce such covenants to the same extent as if it were a party to this Agreement.

       Section 10.14 NO CLAIMS. Notwithstanding anything to the contrary contained in this Agreement, on any day, no payments by the Seller to the Purchaser, FSA, the Servicer, the Custodian or the Administrative Agent under any provision in this Agreement providing for indemnification by the Seller shall be made, and neither the Purchaser, FSA, the Servicer, the

Custodian nor the Administrative Agent shall have any claim (as defined in Section 101(5) of the Bankruptcy Code) against the Seller for any such payment, to the extent the amount of any such payment exceeds the cash available to the Seller after the payment by the Seller of the Investment and all other amounts payable (other than amounts paid by the Seller pursuant to provisions under this Agreement providing for indemnification by the Seller) under this Agreement.

       Section 10.15 WAIVER OF SET-OFF. Each of the parties hereto waives any right of set-off it may have to which it may be entitled under this Agreement from time to time against the Purchaser or its assets.

       Section 10.16 LIBO FUNDING ILLEGAL. If, due to a change in law or regulation (or the adoption of a new law or regulation), the Purchaser shall reasonably determine (which determination shall be conclusive and binding on the Seller) that it is unlawful for the Purchaser to fund or maintain the Investment using the LIBO Rate (Reserve Adjusted) then the Purchaser shall promptly notify the Seller to such effect and the obligation of the Purchaser to fund or maintain the ownership interest using the LIBO Rate (Reserve Adjusted) shall be suspended until such time as the Purchaser may again fund and maintain the Investment using the LIBO Rate (Reserve Adjusted), and the Purchaser shall fund and maintain the Investment using the Alternate Base Rate.

       Section 10.17 LIBO DEPOSITS UNAVAILABLE. If the Purchaser shall have determined (for any reason whatsoever), that by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist for ascertaining the applicable LIBO Rate, then the Purchaser shall promptly notify the Seller thereof and the obligation of the Purchaser to maintain and fund the Investment using the LIBO Rate (Reserve Adjusted) shall be suspended until such time as the Purchaser may again fund and maintain the Investment using the LIBO Rate (Reserve Adjusted), and the Purchaser shall fund and maintain the Investment using the Alternate Base Rate.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     MCII FUNDING II, INC.


                                     By:  ____________________________
                                          Name:
                                          Title:


                                     By:  ____________________________
                                          Name:
                                          Title:

                                     [9787 Clifford Drive
                                     Dallas, Texas 75220]
                                     Attention:  ____________________
                                     Facsimile No.:  ________________

                                     CANADIAN IMPERIAL BANK OF
                                       COMMERCE, as Purchaser


                                     By:  ____________________________
                                          Name:
                                          Title:

                                     425 Lexington Avenue
                                     New York, New York 10017
                                     Attention:  Asset Securitization Group
                                     Facsimile No.:  (212) 856-3643

                                     CANADIAN IMPERIAL BANK OF
                                       COMMERCE, as Administrative Agent


                                     By:  ____________________________
                                          Authorized Signatory

                                     425 Lexington Avenue
                                     New York, New York 10017
                                     Attention:  Asset Securitization Group
                                     Facsimile No.:  (212) 856-3643

                                     BUSLEASE, INC.


                                     By:  ____________________________
                                          Name:
                                          Title:

                                     [9787 Clifford Drive
                                     Dallas, Texas  75220]
                                     Attention:  ____________________
                                     Facsimile No.:  214-366-5951

                                     BNY ASSET SOLUTIONS LLC, as Backup
                                       Servicer


                                     By:  ____________________________
                                          Name:
                                          Title:

                                     [address]
                                     Attention:  ____________________
                                     Facsimile No.:

                                                                       EXHIBIT A

                             Form of Monthly Report

                                                                       EXHIBIT B

                          Form of Officer's Certificate

                                                                       EXHIBIT C

                           Form of Termination Notice

                                                                       EXHIBIT D

                                 Form of Consent

                                                                       EXHIBIT E

                    Form of Performance Indemnity - Servicer

                                                                       EXHIBIT F

                   Form of Performance Indemnity - Transferors

                                                                       EXHIBIT G

                              Form of Vehicle Loan

                                                                       EXHIBIT H

                              Form of Vehicle Lease

                                                                       EXHIBIT I

                            Form of Lockbox Agreement

                                                                       EXHIBIT J

                    Form of Conditions Precedent Certificate

                                 ______ __, 20__


Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022

         Re: Receivables Purchase Agreement ("Receivables Purchase Agreement") among Canadian Imperial Bank of Commerce, as purchaser and administrative agent, MCII Funding II, Inc. (the "Seller"), BusLease, Inc. and BNY Asset Solutions LLC

Ladies and Gentlemen:

                  In accordance with the provisions of Section 3.02(c) of the Receivables Purchase Agreement, the undersigned hereby certifies that:

                  (i)   all of the conditions precedent set forth in Section
3.02 of the Receivables Purchase Agreement with respect to the Purchase to be made by the Purchaser on _________, 20__ have been satisfied;

                  (ii) attached hereto as Schedule I is the calculation showing that the condition specified in Section 3.02(b)(xi) has been satisfied; and

                  (iii) attached hereto as Schedule II is the confirmation to the Hedge Agreement, if any, entered into in connection with such Purchase.

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Receivables Purchase Agreement. This Certificate is subject in all respects to the terms of said Receivables Purchase Agreement.

                                                  MCII FUNDING II, INC.


                                                  By:  _________________________
                                                        Name:
                                                        Title:

cc:  Canadian Imperial Bank of Commerce
     425 Lexington Avenue
     New York, New York  10017
     Attention:  Asset Securitization Group

                                   Schedule I

1.   Weighted average imputed rate of interest for all Purchased Receivables                               ___%
----------------------------------------------------------------------------------------------------------------
2.   Weighted average of the rates at which the Guaranteed Yield is computed for         ___%
     the immediately preceding Settlement Period (or with respect to the initial
     Purchase only, the average of the fixed periodic rates of interest set forth in the Hedge Agreements entered into in connection with such
     Purchase)
----------------------------------------------------------------------------------------------------------------
PERCENTAGES USED TO CALCULATE:
----------------------------------------------------------------------------------------------------------------
3.   Premium                                                                            [**]%
----------------------------------------------------------------------------------------------------------------
4.   Commitment Fee                                                                     [**]%
----------------------------------------------------------------------------------------------------------------
5.   Usage Fee                                                                          [**]%
----------------------------------------------------------------------------------------------------------------
6.   Servicer Fee                                                                       [**]%
----------------------------------------------------------------------------------------------------------------
7.   Backup Servicer Fee                                                                [**]%
----------------------------------------------------------------------------------------------------------------
8.   Sum of lines 2 through 7                                                                              ___%
----------------------------------------------------------------------------------------------------------------
9.   Line 1 less line 8                                                                                    ___%
----------------------------------------------------------------------------------------------------------------
LINE 9 IS EQUAL TO OR GREATER THAN .50%(CHECK APPROPRIATE BOX)                        / / Yes            / / No
----------------------------------------------------------------------------------------------------------------


                                   Schedule II


                          Hedge Agreement Confirmations
                                   (attached)

                                                                Schedule 1.01(a)

                         Preclosing Consolidated EBITDA

                                                                Schedule 1.01(b)

                             Cash Management System



                                                                Schedule 1.01(c)

                          Credit and Collection Policy



                                                                Schedule 1.01(e)

                       Stated Term of Eligible Receivables



                                                                Schedule 1.01(s)

                          Special Concentration Limits



                  The Special Concentration Limit with respect to all Receivables owing from each of the following Obligors, together with Receivables owing from its Affiliates and Subsidiaries, shall be an amount equal to [**]% of the Investment:

                                     [***]
                                     [***]

                                                                Schedule 1.01(t)

                                   Transferors

                                                                Schedule 4.01(v)

                                Lockbox Accounts